UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Church & Dwight Co., Inc.
(Name of Registrant as Specified in its Charter)

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Church & Dwight Co., Inc.

2025	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

MEETING DATE: May 1, 2025

CHURCH & DWIGHT CO., INC.

Virtually via a live audio webcast at

www.virtualshareholdermeeting.com/CHD2025

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628 USA

(609) 806-1200

www.churchdwight.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 1, 2025

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held on Thursday, May 1, 2025 at 12:00 p.m., Eastern Daylight Time. To facilitate stockholder attendance and ability to participate fully and equally from any location around the world at no cost, this year’s meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2025. At the meeting stockholders will be asked to consider and take action on the following:

1.	Election of 12 nominees to serve as directors for a term of one year;

2.	An advisory vote to approve the compensation of our named executive officers;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;

4.	Consider a stockholder proposal if properly presented at the meeting; and

5.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 5, 2025 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the virtual meeting, we urge you to vote by submitting your proxy. You may vote four different ways: by mail, via the Internet, by telephone, or during the virtual meeting. Please refer to detailed instructions included herein or with the Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors, PATRICK D. DE MAYNADIER Corporate Secretary

Ewing, New Jersey

March 20, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD VIRTUALLY ON MAY 1, 2025: The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Stockholders are available at: https://materials.proxyvote.com/171340.

Church & Dwight Co. | 2025 Proxy Statement

Church & Dwight Co. | 2025 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights important information you will find in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and our 2024 Annual Report before voting.

In this proxy statement, the words “Church & Dwight,” “Company,” “we,” “our,” “ours,” and “us” and similar terms refer to Church & Dwight Co., Inc. and its consolidated subsidiaries.

2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 1, 2025 at 12:00 p.m., Eastern Daylight Time

Place:	Virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2025

Record Date:	March 5, 2025

VOTING MATTERS AND BOARD OF DIRECTORS RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required

1.	Election of 12 nominees to serve as directors for a term of one year each	FOR EACH NOMINEE	Majority of votes cast

2.	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of votes present and entitled to vote

3.	Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Accounting Firm for 2025	FOR	Majority of votes present and entitled to vote

4.	Consider a stockholder proposal, if properly presented at the meeting	AGAINST	Majority of votes present and entitled to vote

Church & Dwight Co. | 2025 Proxy Statement	1

SUMMARY

Bradlen S. Cashaw, Richard A. Dierker, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Michael R. Smith, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler are the nominees to serve as all of the members of the Company’s Board of Directors (“Board” or “Board of Directors”) until our 2026 Annual Meeting of Stockholders, except for Mr. Farrell who on March 18, 2025 submitted his resignation from his position as Chairman and a member of the Board effective as of the close of business on September 30 2025. On April 1, 2025, Mr. Farrell will step down from his role as President and Chief Executive Officer but will continue as Chairman and a member of the Board through September 30, 2025. Accordingly, if reelected at the Annual Meeting, Mr. Farrell will not serve his full term, but will leave the Board on September 30, 2025, and our Board will have 11 directors, unless another director is appointed or elected. Mr. Dierker will join the Board on April 2, 2025, in connection with his assuming the role of our President and Chief Executive Officer. Detailed information about all of our director nominees’ backgrounds and areas of expertise can be found under “Proposal 1: Election of Directors – Skills and Qualifications of our Board of Directors.”

				Committees

Name	Position	Director Since	Independent	Audit	Compensation and Human Capital	Governance, Nominating and Corporate Responsibility	Executive

Bradlen S. Cashaw	Retired Chief Operating Officer, Agropur	2021	X	X		X

Richard A. Dierker	*President and Chief Executive Officer, Church & Dwight Co., Inc.	*2025					X

Matthew T. Farrell	**Chairman of the Board, Church & Dwight Co., Inc.	2016					Chair**

Bradley C. Irwin	Retired President and Chief Executive Officer, Welch Foods, Inc.	2006	X		X	X

Penry W. Price	Founder and Managing Partner, Charcoal Advisors, LLC and former Vice President, Marketing Solutions, LinkedIn Corporation	2011	X	X	Chair		X

Susan G. Saideman	Founder and Chief Executive Officer, Portage Bay Limited LLC and former Vice President, Amazon, Inc.	2020	X	X		X

Ravichandra K. Saligram	Retired Chief Executive Officer, Newell Brands, Lead Director, Church & Dwight Co., Inc.	2006	X		X	X	X

Robert K. Shearer	Retired Senior Vice President and Chief Financial Officer, VF Corporation	2008	X	X

Michael R. Smith	Retired Executive Vice President and Chief Financial Officer of McCormick & Company, Inc.	2024	X	X

Janet S. Vergis	Retired Executive Advisor for private equity firms and former CEO, OraPharma, Inc.	2014	X		X	Chair	X

Arthur B. Winkleblack	Retired Executive Vice President and Chief Financial Officer, HJ Heinz Company	2008	X	Chair			X

Laurie J. Yoler	Partner, Playground Global and former Senior Vice President, Qualcomm	2018	X		X	X

*

Mr. Dierker is currently the Company’s Chief Financial Officer as of the date of this Proxy Statement. The Board has appointed Mr. Dierker to join the Board effective April 2, 2025, concurrently with his assuming the role of the Company’s President and Chief Executive Officer. Lee McChesney will assume the role of Executive Vice President, Chief Financial Officer on March 24, 2025.

**

Mr. Farrell will step down from his role as President and Chief Executive Officer of the Company effective April 1, 2025, and will resign as Chairman and as a member of the Board effective September 30, 2025.

2	Church & Dwight Co. | 2025 Proxy Statement

SUMMARY

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. We believe that the following practices and policies contribute to our strong governance profile:

Director Independence	◾	10 of 12 director nominees are independent under the NYSE listing standards
	◾	Starting September 30, 2025, we anticipate having 10 of 11 directors be independent and an independent Chair
	◾	3 fully independent Board committees: Audit, Compensation & Human Capital, and Governance, Nominating & Corporate Responsibility
	◾	Independent Lead Director presides over executive sessions of, and facilitates communication with, the independent directors

Board Accountability	◾	Annual election of directors
◾

Our directors are subject to “majority voting,” and each incumbent director nominee submits, prior to the Annual Meeting, an irrevocable resignation in writing that our Board of Directors may accept if a majority of stockholders do not re-elect the director in an uncontested election

Board Leadership	◾	Annual assessment and determination of Board leadership structure
◾

Annual appointment of independent Lead Director when Chairman/Chief Executive Officer (“CEO”) roles are combined or when the Chairman is not independent (or when the Board otherwise determines appropriate)

	◾	Lead Director has strong role and significant governance duties, including approval of Board agendas and chairing executive sessions of all independent directors

Board Evaluation and Effectiveness	◾	Annual Board, Committee, and individual director evaluations

Board Refreshment	◾

Board members who joined before 2021 are required to retire on the earlier of reaching age 75, or twenty years on the Board, and Board members joining since 2021 are required to retire on the earlier of reaching age 75 or fifteen years on the Board

	◾	Annual review of board succession plans

Prevent Overboarding	◾

Our Corporate Governance Guidelines set forth limits on the number of public company boards on which our non-employee directors and CEO may serve: four (including the Company) for our non-employee directors and two (including the Company) for our CEO

	◾	Compliance is reviewed annually, and all of our directors are in compliance with this policy

Director Engagement	◾	Each director attended at least 75 percent of the aggregate number of meetings held by the Board and all committees of the Board on which such director served in 2024
◾

Board policy limits director membership to four public company boards (including the Company) for non-employee directors (without the approval of the Governance, Nominating & Corporate Responsibility Committee)

	◾	Stockholder ability to contact directors (as described under “Communication with the Board of Directors”)

Director Access and Resources	◾	Significant interaction with the Company’s senior business leaders through regular business reviews
	◾	Directors have direct access to senior management and other employees
	◾	Directors have authorization to hire outside experts and consultants and to conduct independent investigations

Proxy Access	◾	Our Bylaws provide for proxy access by stockholders

No Supermajority Voting Requirements	◾	No supermajority requirement for stockholders to amend Bylaws
	◾	No supermajority requirement for stockholders to amend the Certificate of Incorporation

Right of Stockholders to Request Special Meeting	◾	Stockholders with at least 25% of our outstanding stock have the right to request special meetings of the stockholders

Clawback Policies	◾

Clawback policies that require the recoupment of excess incentive-based compensation paid to our executive officers as a result of a material financial misstatement in accordance with the Dodd-Frank Act and NYSE rules, and permit recoupment of compensation from a broader group of senior leaders across the Company in the case of material financial misstatements, cause conduct and violations of restrictive covenants

	◾	Clawback provisions incorporated into the Company’s Annual Incentive Plan and Omnibus Equity Compensation Plan (and underlying award agreements) that are tied to the clawback policies

Anti-Hedging Policy	◾	Insider trading policy prohibits non-employee directors and employees from engaging in any pledging, short sales, or hedging involving Company stock

Church & Dwight Co. | 2025 Proxy Statement	3

SUMMARY

Share Ownership	◾	CEO is required to hold shares equivalent to 6x base salary

	◾	CFO is required to hold shares equivalent to 3x base salary

	◾	All other senior executives are required to hold shares equivalent to 2.5x base salary

	◾	Board members are required to hold shares equivalent to 5x the standard annual retainer

Director Compensation	◾	Maximum annual limit of $750,000, in the aggregate, for Director Compensation

Compensation Practices	◾	Target compensation opportunities are competitive in markets in which we compete for management talent
	◾	Use of short-term and long-term incentives ensure a strong connection between Company performance and actual compensation realized

	◾	Our Annual Incentive Plan utilizes five diverse metrics to avoid over-emphasis on any one measure

◾

In the event of a change in control, our named executive officers will not receive cash severance, nor will equity granted after July 30, 2019 vest, unless accompanied by a qualifying termination of the named executive officer

	◾	No excise tax gross-ups for change in control payments

	◾	No defined pension benefit plan or similarly actuarially valued pension plan for executives

	◾	Limited perquisites

	◾	Repricing of stock options is prohibited without prior stockholder approval

Risk Management/Sustainability	◾	Risk assessment and risk management are the responsibility of the Company’s management, and the Board has oversight responsibility for those processes and findings
	◾	The Board and its committees oversee the execution of the Company’s sustainability strategy as part of their oversight of the Company’s overall strategy and risk management

4	Church & Dwight Co. | 2025 Proxy Statement

PROXY STATEMENT

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628

(609) 806-1200

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by our Board for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 1, 2025, and at any adjournments thereof.

Who Can Vote

Each holder of record of our common stock at the close of business on March 5, 2025, is entitled to vote at the Annual Meeting. At the close of business on March 5, 2025, there were 246,109, 929 shares of our common stock outstanding.

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The rules of the Securities and Exchange Commission (“SEC”) allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders may access these materials and vote over the Internet or by telephone or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the Annual Meeting. We began mailing the required notice, called a Notice Regarding Availability of Proxy Materials (“Notice”), to stockholders on or about March 20, 2025. The proxy materials have been posted on the Internet, at https://materials.proxyvote.com/171340. If you received a Notice by mail, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

How You Can Vote

You may vote by any of the following methods:

•

During the virtual Annual Meeting. Stockholders of record and beneficial stockholders with shares held in street name (held in the name of a broker or other nominee) may vote virtually during the Annual Meeting. If you hold shares in street name, you must obtain a legal proxy from your broker or other nominee to vote virtually during the Annual Meeting.

•	By telephone or via the Internet. You may vote by proxy, either by telephone or via the Internet, by following the instructions provided in the Notice, proxy card, or voting instruction card.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card.

If you vote by telephone or via the Internet, please have your Notice or proxy card available. The control number appearing on your Notice or proxy card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned a proxy card by mail.

Church & Dwight Co. | 2025 Proxy Statement	5

PROXY STATEMENT

How You May Revoke or Change Your Vote

You have the power to change or revoke your proxy at any time before it is voted at the Annual Meeting as follows:

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of change or revocation to our Secretary at the address listed above or by submitting another timely vote (including a vote via the Internet or by telephone). For all methods of voting, the last vote validly cast will supersede all previous votes.

•	Beneficial owners. You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

•

Savings and Profit Sharing Plan participants. You may change or revoke your voting instructions by 10:00 a.m. Eastern Daylight Time on April 29, 2025, by either revising your instructions via the Internet, by telephone, or by submitting to the trustee of the Savings and Profit Sharing Plan either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Required Vote

You are entitled to cast one vote for each share of common stock you owned as of March 5, 2025, the record date. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Our Bylaws provide for majority voting in uncontested director elections. As a result, at the Annual Meeting, directors will be elected by the affirmative vote of a majority of the votes cast (in person or by proxy) in an uncontested election. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as votes for or against a nominee. If you “abstain” from voting with respect to director nominees, your shares will be counted for purposes of a quorum but will have no effect on the election of the nominees. All of our director nominees are currently serving on our Board of Directors, except for Mr. Dierker, who will join the Board on April 2, 2025, concurrently with assuming the role of our President and Chief Executive Officer. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board of Directors as a “holdover director.” Under our Corporate Governance Guidelines (“Corporate Governance Guidelines”), each incumbent director nominee submits, prior to the Annual Meeting, an irrevocable resignation that our Board of Directors may accept if stockholders do not re-elect the director. If a director is not re-elected by our stockholders, the Governance, Nominating & Corporate Responsibility Committee would make a recommendation to our Board of Directors on whether to accept or reject the resignation of that director, or whether to take other action. Our Board of Directors would act on the resignation, taking into account the Governance, Nominating & Corporate Responsibility Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

Our proposal to approve, on an advisory basis, the compensation of our named executive officers (Proposal 2), our proposal to ratify the selection of our independent registered accounting firm for 2025 (Proposal 3) and, if properly presented at the meeting, the consideration of a stockholder proposal (Proposal 4, the “Stockholder Proposal”), will be determined by the affirmative vote of the majority of votes represented at the meeting (in person or by proxy) and entitled to vote on such matters. An abstention will have the same effect as a vote against with respect to the advisory vote on the compensation of our named executive officers, the ratification of our independent registered public accounting firm for 2025, and the consideration of the Stockholder

6	Church & Dwight Co. | 2025 Proxy Statement

PROXY STATEMENT

Proposal. Brokers will not have discretionary authority to vote on the election of our directors, the advisory vote on the compensation of our named executive officers, or the Stockholder Proposal. A broker “non-vote” is not counted for purposes of voting on these matters.

How Shares Will be Voted

Stockholders of record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions;

then the proxy holders will vote your shares FOR the election of the nominees described in this proxy statement, FOR the advisory vote to approve the compensation of our named executive officers, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025, and AGAINST the Stockholder Proposal.

Beneficial owners. If you hold shares in street name (in the name of a broker or other nominee), you must give instructions to your bank or broker on how you would like your shares to be voted. Under applicable New York Stock Exchange (“NYSE”) rules, your bank or broker has discretion to vote on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors, the proposal to approve the compensation of our named executive officers, or the Stockholder Proposal. Thus, if a bank or broker holds your shares and you do not instruct the bank or broker how to vote on these matters, no votes will be cast on your behalf.

Savings and Profit Sharing Plan participants. If you participate in the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Salaried Employees or the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Hourly Employees (collectively, the “Plans”), you may have voting rights regarding shares of our common stock credited to your account in the Plans. In order to permit the trustee to tally and vote the shares held in the Plans (“Plan Shares”), your instructions, whether by Internet, by telephone, or by proxy card, must be submitted on or prior to 10:00 a.m. Eastern Daylight Time on April 29, 2025. If you do not instruct the trustee how to vote, your Plan Shares will be voted by the trustee in the same proportion that it votes Plan Shares for those accounts in the Plans for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the Plans and the associated trust agreements.

Other matters. Our Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Who can attend the virtual Annual Meeting

Only stockholders as of the record date, March 5, 2025, or duly appointed proxies, may attend the virtual Annual Meeting. No guests will be allowed to attend the Annual Meeting.

In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628.

Attending the virtual Annual Meeting

To facilitate stockholder attendance and ability to participate fully and equally from any location around the world at no cost, this year’s Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the virtual Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/CHD2025 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. We

Church & Dwight Co. | 2025 Proxy Statement	7

PROXY STATEMENT

encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 12:00 p.m. Eastern Daylight Time start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/CHD2025.

Asking questions during the virtual Annual Meeting

Stockholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the virtual Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, stockholders may:

•	log into the virtual meeting website with their 16-digit control number, first and last name, and email, then typing the question into the “Ask a Question” field and clicking “Submit”.

Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided. We may also provide written responses to certain stockholder questions that we were unable to answer during the meeting on our “Investors” page on our website following the Annual Meeting.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our Annual Meeting rules of conduct, which stockholders can view during the Annual Meeting at the Annual Meeting website.

Costs of Solicitation

Solicitation of proxies on our behalf may be made by our directors or employees by mail, in person, and by telephone. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies for a fee estimated not to exceed $9,500 plus out-of-pocket expenses. We will pay all costs of the solicitation and will indemnify D.F. King against liabilities relating to or arising from their proxy solicitation services conducted on our behalf, other than those resulting from D.F. King’s willful misconduct or gross negligence. We also will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding Notices and proxy materials to beneficial owners.

8	Church & Dwight Co. | 2025 Proxy Statement

PROPOSAL 1

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for the annual election of our Board of Directors. At the 2025 Annual Meeting, all of our current directors, and Mr. Dierker, who will join the Board on April 2, 2025, will stand for election for one-year terms on our Board of Directors. Our Board of Directors currently consists of 12 members.

At the Annual Meeting, all directors will be elected to serve until the 2026 Annual Meeting, in each case, until their successors are elected and qualified, except for Mr. Farrell who submitted his resignation from his position as Chairman and a member of the Board effective as of the close of business on September 30, 2025 (the “Effective Date”). Our Board of Directors has nominated Bradlen S. Cashaw, Richard A. Dierker, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Michael R. Smith, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler, all of whom, with the exception of Mr. Dierker, currently serve as members of our Board of Directors. On April 2, 2025, Mr. Dierker will succeed Mr. Farrell as President and Chief Executive Officer of the Company and will join the Board on that date. All nominees have agreed to be named in this proxy statement and to serve as directors if elected for an additional term, except for Mr. Farrell who will serve until the Effective Date.

The Board believes that contemporary governance practices suggest that the former CEO of a public company should continue to serve as a director for a limited transition period after retirement from the CEO role. Accordingly Mr. Farrell complied with the Board’s desire that he resign from the Board as of the Effective Date. Mr. Farrell’s decision to resign from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board has appointed Mr. Saligram as Board Chairman effective as of the close of business on the Effective Date, contingent upon his reelection to the Board at the Annual Meeting, replacing Mr. Farrell. Mr. Saligram, one of our independent directors, will continue in his role as a member of the Compensation & Human Capital and Governance, Nominating & Corporate Responsibility Committees of the Board.

We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason prior to the Annual Meeting. However, if any of them becomes unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by our Board of Directors, unless our Board of Directors determines to reduce the number of directors on our Board.

SKILLS AND QUALIFICATIONS OF OUR BOARD OF DIRECTORS

Our Board of Directors, with support and recommendations from the Governance, Nominating & Corporate Responsibility Committee, oversees the composition and succession of its members. To this end, at least once a year, in connection with the Board’s annual evaluation, the Board evaluates itself, its committees, and each director, each director’s performance, skills, qualifications and future plans, including any retirement objectives. As part of that evaluation, our Governance, Nominating & Corporate Responsibility Committee identifies areas of overall strength and opportunities for improvement with respect to the Board’s and its committees’ composition, and the Board sets annual objectives and topics to be addressed at its meetings over the coming year.

Our director nominees possess relevant experience, skills and qualifications that contribute to a well-functioning board. Our Corporate Governance Guidelines provide that the Board should consider whether individual directors possess the following personal characteristics: integrity, education, commitment to the Board, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards and the ability to act on behalf of stockholders. In January 2025, the Governance, Nominating & Corporate Responsibility Committee reviewed the skills and experiences that they believe Board members should possess. The skills and experiences that the Board seeks in evaluating its composition, and which inform Board succession planning and director nomination processes, as well as the individual experiences, skills and characteristics of our Board members, are highlighted below. The rating for each

Church & Dwight Co. | 2025 Proxy Statement	9

PROPOSAL 1

skill presented below represents the average of self-ratings for all directors, expressed on a numeric basis on a scale of 1 to 10, with the score for each director corresponding to the following ratings:

RATING KEY

1-2	Has insufficient experience and understanding

3-4	Has some knowledge and experience

5-6	Has moderate knowledge and experience

7-8	Has strong knowledge and experience

9-10	This is a top personal strength and core competency

The Governance, Nominating & Corporate Responsibility Committee and our Board of Directors believe that the nominees listed below collectively possess these attributes, which, together with their respective experience described in the biographical summaries below, make each nominee well qualified to continue to serve on our Board of Directors.

The rating for each skill presented below is intended as a summary and is not an exhaustive list of the qualifications or contributions to the Board. The following chart summarizes the self-ratings of our Board as a whole on a numeric basis for each skill under “Skills Numeric”, based on the 1 through 10 scale set forth above, while the “Number of Directors” column reflects the number of directors with ratings of at least 7 or greater for the specific skill:

	Skills Numeric	Number of Directors with Strong Knowledge and Experience

Senior Executive Leadership and Strategic Planning:

Experience serving in a senior leadership position in a major organization (e.g., CEO, CMO, COO, Chief Financial Officer, Division President, etc.), with a practical understanding and oversight of organizations, processes, strategic planning, and risk management.

CPG Industry: Familiarity with the consumer-packaged goods (CPG) industry, and ability to provide guidance on the Company’s strategy and position in the CPG industry.

Marketing & Sales:

Understanding Brand Management, Distribution, eCommerce, Logistics, Marketing, Packaging and Selling. Experience in understanding the use of Data Analytics of retailer and consumer data to address Consumer Needs and identify Shopper Behaviors. Knowledge about the fundamental and emerging go-to-market strategies across Brick & Mortar, Direct to Consumer, Online only and Omni-Channel retail marketplaces. Awareness of new and emerging Digital Commerce trends including Social & Media Communication, Content Management, Last-mile Delivery, Technology, and Data Science.

10	Church & Dwight Co. | 2025 Proxy Statement

PROPOSAL 1

Skills Numeric	Number of Directors with Strong Knowledge and Experience

M&A/Business Development:

Experience leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, value transactions, evaluate investment thesis, and evaluate operational integration plans.

Public Company Governance:

Experience with and understanding of the responsibilities of a public company board, with an understanding of evolving corporate governance practices and the dynamics and operation of a corporate board, management accountability, transparency, and protecting stockholders, while balancing other constituencies interests, and long-term value creation.

Human Capital Management and Inclusion:

Experience with executive compensation and management of human capital and succession planning, including the attraction, development and retention of top candidates, including individuals with a broad range of skills and backgrounds, as well as human resource information systems.

R&D/Innovation:

Experience in innovation, product development and design, including disruptive product innovation with background in navigating regulatory environments both in the U.S. and globally, especially in health and wellness and other relevant regulated sectors, as well as product lifecycle management.

Supply Chain:

Experience in direct and indirect procurement, demand and supply planning, logistics, order to cash processing, manufacturing, and management of 3rd party manufacturers. Competence in supply chain IT systems, supply chain finance, lean manufacturing, manufacturing and logistic technology, organizational design, industrial safety programs, sustainability, and capital program execution and negotiations.

Accounting & Finance:

Experience in financial accounting and reporting to ensure the integrity of the Company’s financial reporting, compliance with legal and regulatory requirements and the effectiveness of internal controls, as well as evaluation of financial statements and capital structure, and experience with planning and consolidation tools and ERP systems.

Information Technology/Cybersecurity:

Experience understanding the cybersecurity threat landscape, responsibilities in managing/mitigating cyber-risk and how to evaluate the organization’s preparedness to lead through a cyber crisis, as well as robotic processes, artificial intelligence, cloud computing, and technology implementation risk management.

Global Business:

Experience driving business success in markets around the world, with an understanding of diverse business environments, economic conditions, cultures and regulatory frameworks, and a broad perspective on global market opportunities.

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PROPOSAL 1

The Board also seeks to include directors with a variety of life experiences and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s diversity of backgrounds and Board refreshment. See “Governance, Nominating & Corporate Responsibility Committee” for detailed information on board diversity and refreshment.

Board Composition	Board Tenure

Your Board of Directors unanimously recommends a vote FOR all of the following nominees.

Information regarding the nominees for our Board of Directors is provided below.

Director Nominees

BRADLEN S. CASHAW
Director since 2021 Independent Age: 61 ▪ Audit Committee ▪ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Mr. Cashaw is the principal and chief executive officer of Ingenium OpEx, LLC, a role he has held since February 2025. Mr. Cashaw was the Chief Operating Officer of Agropur, a top 15 global dairy processor, where he served in that capacity from December 2021 to October 2024. He also served as a member of the Board of Directors of Agropur, USA and Agropur Inc. From September 2020 to November 2021, he was the Chief Supply Chain Officer for Flowers Foods. Mr. Cashaw was Executive Vice President and Chief Supply Chain Officer for Dean Foods, the nation’s largest fluid dairy producer, from March 2016 to September 2019. From October 2013 to August 2015, Mr. Cashaw was Vice President, Integrated Supply Chain for the Cheese & Dairy division at Kraft Foods Group. From April 2012 to September 2013, he was Senior Vice President, Snacks Supply Chain at the Kellogg Company. From September 2008 to February 2012, he was the Vice President of Supply Chain for Quaker Foods & Snacks, and from November 2006 to September 2008 he was the Vice President, Operations, North America for Quaker Foods. Mr. Cashaw began his career at PepsiCo as a project engineer and held several operations and supply chain roles, including plant manager and director during his tenure of over 24 years with the company.

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Director Qualifications

Mr. Cashaw’s more than 35 years of progressive leadership experience within the consumer packaged goods industry at Fortune 300 companies and leadership over supply chain strategy and operations, enables him to provide our Board of Directors with a valuable global perspective and insight into supply chain matters, such as sales, manufacturing, distribution, finance, business analytics and strategic planning.

RICHARD A. DIERKER
Director since 2025 Non-Independent Age: 45 ▪ Executive Committee

Professional Experience

Mr. Dierker will assume the role of President and Chief Executive Officer and join the Board as a director on April 2, 2025. From April 2022 to March 2025, Mr. Dierker was Executive Vice President, Chief Financial Officer and Head of Business Operations and our Executive Vice President and Chief Financial Officer from January 2016 to April 2022. From 2012 to 2016, Mr. Dierker was our Vice President, Corporate Finance and from 2009 to 2012, Mr. Dierker led Supply Chain Finance as the Company’s Operations Controller. From 2008 to 2009, he held a senior financial management position at Alpharma, Inc., a leading international specialty pharmaceutical company. Prior to 2008, he held financial and business development management positions at Ingersoll-Rand Ltd, a major diversified industrial manufacturer.

Director Qualifications

Mr. Dierker’s deep experience as our Chief Financial Officer and Head of Business Operations and other roles with the Company, coupled with his years of experience in other finance roles at large multinational companies, enables him to provide our Board of Directors with important insights and leadership on a range of financial and internal control matters, as well as on matters relating to our operations, capital structure, information systems, risk management, public company reporting, investor relations, business analytics, marketing, strategic planning and mergers and acquisitions.

MATTHEW T. FARRELL
Chairman since 2019 Director since 2016 Non-Independent Age: 68 ▪ Chair, Executive Committee

Professional Experience

Mr. Farrell has been our Chairman since May 2019 and assumed the role of President and Chief Executive Officer in January 2016. On April 1, 2025, Mr. Farrell will step down from his role as President and Chief Executive Officer, and will continue as our Chairman of the Board through September 30, 2025 (the “Effective Date”). On March 18, 2025, Mr. Farrell submitted his resignation from his position as Chairman and a member of the Board, effective as of the close of business on the Effective Date. The Board believes that contemporary

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PROPOSAL 1

governance practices suggest that the former CEO of a public company should continue to serve as a director for a limited transition period after retirement from the CEO role. Accordingly Mr. Farrell complied with the Board’s desire that Mr. Farrell resign from the Board as of the Effective Date.

From November 2014 to December 2015, Mr. Farrell was our Executive Vice President, Chief Operating Officer, and Chief Financial Officer, prior to which he served as our Executive Vice President, Finance and Chief Financial Officer since May 2007. From September 2006 through May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma Inc. from April 2002 through August 2006. From July 2000 through April 2002, he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 through June 2000, he held various senior financial positions at AlliedSignal Inc.

Other Boards and Appointments

Mr. Farrell has served as a member of the board of directors of Trinseo PLC, a global materials supplier of latex binders, plastics, and specialty products since 2020. He previously served as a member of the Board of Directors of Lydall, Inc., a supplier of engineered thermal, acoustical, and filtration products, from 2003 to 2021.

Director Qualifications

Mr. Farrell’s intimate knowledge of our Company, gained through over 18 years of executive service as our Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, combined with his four years of experience as the Chief Financial Officer of a pharmaceutical company and many years of experience in other finance and investor relations roles at large multinational companies, enable him to provide important insights and leadership to us and our Board of Directors regarding our operations, including marketing, strategic planning, mergers and acquisitions, finance and capital structure, performance management, business analytics, compliance, risk management, public company reporting and governance, and investor relations.

BRADLEY C. IRWIN
Director since 2006 Independent Age: 66 ▪ Compensation & Human Capital Committee ▪ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Mr. Irwin retired in December 2018 as President and Chief Executive Officer of Welch Foods Inc., a global processor and marketer of juices and jams, where he served in that capacity since February 2009. Mr. Irwin was President of Cadbury Adams North America LLC, the North American confectionery business unit of Cadbury Schweppes plc. (“Cadbury Schweppes”), from June 2007 through November 2008. From April 2003 through June 2007, Mr. Irwin was President of Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 through April 2003. From 1980 through 1999, Mr. Irwin served in various capacities for The Procter & Gamble Company.

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Other Boards and Appointments

Mr. Irwin currently serves on the boards of directors of Save the Children U.S. and Save the Children International, a large global non-profit delivering education, health and humanitarian support for disadvantaged children. He also serves on the board of directors of Bay State Milling Co, a private grain milling company. Mr. Irwin was a member of the board of directors of Welch Foods from February 2009 to December 2018.

Director Qualifications

Mr. Irwin’s more than 40 years of experience in the consumer products industry, including his service in executive capacities at large multinational public companies that market products in the same categories as some of our products, enables him to provide valuable insights into a wide variety of matters relating to our operations. These matters include, among others, strategic planning, risk assessment, and international operations.

PENRY W. PRICE
Director since 2011 Independent Age: 56 ▪ Chair, Compensation & Human Capital Committee ▪ Audit Committee ▪ Executive Committee

Professional Experience

Mr. Price is the founder and managing partner of Charcoal Advisors, LLC, a role he has held since February 2025. Mr. Price was the Vice President, Marketing Solutions of LinkedIn Corporation (a subsidiary of Microsoft Corporation) from October 2013 to February 2025. From June 2011 through October 2013, he was President of Dstillery, Inc., a marketing technology company formerly known as Media6Degrees, LLC. From June 2004 through June 2011, he served in various capacities at Google, Inc., a provider of Internet-related products and services, the last of which was Vice President, Agency Sales and Partnerships, Worldwide. From July 2000 through June 2004, Mr. Price served as Sales Director of Wenner Media, LLC, a company engaged in the publication of magazines and production of radio and television programs, where he was principally responsible for revenue generation and strategic partnerships.

Director Qualifications

Mr. Price’s extensive experience as a senior executive in companies specializing in digital marketing, advertising, and social networks enables him to provide valuable perspectives on our marketing initiatives and strategies, including the use of social media and digital technology to reach new consumers.

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PROPOSAL 1

SUSAN G. SAIDEMAN
Director since 2020 Independent Age: 62 ▪ Audit Committee ▪ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Ms. Saideman is the founder of Portage Bay Limited LLC and has served as its CEO since September 2019. Ms. Saideman served in various roles at Amazon, Inc., the world’s largest online retailer, from November 2013 to August 2019, including Vice President, roles leading the Amazon Fashion EU business and Global Vendor Management. From December 2007 to October 2013, Ms. Saideman was President of Mars Retail Group, the group responsible for the Direct to Consumer businesses for Mars including M&M’s World, Ethel M and MyM&Ms. From January 2004 to June 2007, she was CEO of Mikasa and Company/Arc International, a leader in tableware products, and from December 2002 to June 2003, President, Parker Division, of Newell Rubbermaid, a leading global consumer goods company. From May 1998 to December 2002 and August 1991 to May 1998, Ms. Saideman held various positions with increasing responsibility at Campbell Soup Company, a multi-national food company and PepsiCo, one of the world’s largest food and beverage companies, respectively. Earlier in her career, Ms. Saideman held positions at Mt. Trading Company, Bain & Company and Chase Manhattan Bank.

Other Boards and Appointments

Ms. Saideman is a member of the board of directors of MYT Netherlands Parent B.V., an industry leader in the world of online luxury fashion and retail.

Director Qualifications

Ms. Saideman’s extensive experience in the “direct-to-consumer” businesses, building brands in the consumer packaged goods industries and leadership over global operational teams, enable her to provide our Board of Directors with a valuable global perspective on our digital transformation, ecommerce, marketing, innovation, international operations and technology.

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RAVICHANDRA K. SALIGRAM
Lead Director since 2023 Director since 2006 Independent Age: 68 ▪ Compensation & Human Capital Committee ▪ Executive Committee ▪ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Mr. Saligram retired in May 2023 as Chief Executive Officer and a member of the Board of Directors of Newell Brands, a leading global consumer goods company, where he served in that capacity since May 2022. Mr. Saligram was the President and Chief Executive Officer and a member of the Board of Directors of Newell Brands, from October 2019 to May 2022, and the Chief Executive Officer and a member of the board of directors of Ritchie Bros. Auctioneers Incorporated, the world’s largest industrial equipment auctioneer, from July 2014 to October 2019. From November 2010 through November 2013, he served as the Chief Executive Officer, President, and a member of the board of directors of OfficeMax Incorporated, a company engaged in business-to-business and retail office products distribution. From 2003 through November 2010, he served in various executive management positions with ARAMARK Corporation, a global food services company, including Executive Vice President, President, ARAMARK International, and Chief Globalization Officer, and Senior Vice President of ARAMARK Corporation. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America, Chief Marketing Officer & Managing Director, Global Strategy, President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas. The Board has appointed Mr. Saligram to the role of our Board Chairman, contingent upon his reelection to the Board at the Annual Meeting, effective as of September 30, 2025 upon the resignation of Mr. Farrell as Board Chairman and a member of the Board.

Other Boards and Appointments

Mr. Saligram was a member of the board of directors of Ritchie Bros. Auctioneers Incorporated from July 2014 to October 2019 and Newell Brands from October 2019 to May 2023.

Director Qualifications

Mr. Saligram’s extensive experience building businesses and brands in the industrial products, office products distribution, consumer packaged goods, hospitality, and consumer and managed services industries and leadership over operational teams in a large number of countries, enable him to provide our Board of Directors with a valuable global perspective on governance and control matters, as well as on strategic planning and risk assessment.

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PROPOSAL 1

ROBERT K. SHEARER
Director since 2008 Independent Age: 73 ▪ Audit Committee

Professional Experience

Mr. Shearer retired in March 2015 as Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company, where he served in that capacity since May 2005. He also served VF Corporation in several other capacities since 1986, including Vice President, Finance and Chief Financial Officer from July 1998 to May 2005. Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young LLP.

Other Boards and Appointments

Mr. Shearer currently serves on the board of directors of YETI Holdings, Inc., a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products to a wide-ranging customer base and Kontoor Brands, Inc. a global lifestyle apparel company.

Director Qualifications

Mr. Shearer’s role as Chief Financial Officer of VF Corporation, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public company reporting and investor relations. In addition, his participation in VF Corporation expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning.

MICHAEL R. SMITH
Director since 2024 Independent Age: 60 ▪ Audit Committee

Professional Experience

Mr. Smith retired in February 2025 as Executive Vice President of McCormick & Company, Inc. where he served in such capacity since 2024. From September 2016 to December 2024 Mr. Smith was the Executive Vice President and Chief Financial Officer of McCormick & Company, Inc. Over his 33-year career with McCormick, Mr. Smith has served as Senior Vice President Corporate Finance, Senior Vice President Capital Markets & Chief Financial Officer for North America, Chief Financial Officer and Vice President Finance for EMEA, Vice President Treasury and Investor Relations, Vice President Finance and Administration for U.S. Consumer Products, Vice President Finance for the U.S. Industrial Group, Director of Corporate Accounting, Corporate Financial Planning Manager and Plant Controller for McCormick’s Hunt Valley, Maryland-based manufacturing facility. Prior to joining McCormick, Mr. Smith served in varying capacities at Coopers & Lybrand.

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Other Boards and Appointments

Mr. Smith currently serves as a member of the Board of Directors of MillerKnoll, Inc., a global leader in design.

Director Qualifications

Mr. Smith’s extensive experience across various disciplines at McCormick & Company, a large global consumer goods company, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to strategic planning, mergers and acquisitions, international operations, capital structure, risk management, public reporting, investor relations, supply chain and information technology.

JANET S. VERGIS
Director since 2014 Independent Age: 60 ▪ Chair, Governance, Nominating & Corporate Responsibility Committee ▪ Compensation & Human Capital Committee ▪ Executive Committee

Professional Experience

Ms. Vergis is a retired Executive Advisor for private equity firms where she served in such capacity from January 2013 to December 2019, where she identified and evaluated healthcare investment opportunities. From January 2011 to August 2012, she was the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company dedicated to oral health, where she led that company’s successful turnaround and its subsequent sale. From 2004 to 2009, Ms. Vergis served as President of Janssen Pharmaceuticals, McNeil Pediatrics and Ortho-McNeil Neurologics (Johnson & Johnson). From 1988 to 2004, she served in various positions of increasing responsibility in executive leadership, research and development, new product development, sales, and marketing with Johnson & Johnson and its subsidiaries.

Other Boards and Appointments

Ms. Vergis is currently a member of the board of directors of Teva Pharmaceutical Industries, a global leader in generics and biopharmaceuticals, Dentsply Sirona, the world’s largest manufacturer of professional dental solutions and SGS, a leading testing, inspection and certification company. She was also a member of the board of directors of Amneal Pharmaceuticals, Inc. from 2015 to 2019.

Director Qualifications

Ms. Vergis’ more than 35 years of healthcare leadership experience, together with her extensive background in research and development, business and new product development (including products regulated by the U.S. Food and Drug Administration), sales, and marketing, combined with her focus in the areas of oral health and women’s health, enable her to provide important perspectives to our Board of Directors on a broad range of matters relating to our strategy and operations.

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PROPOSAL 1

ARTHUR B. WINKLEBLACK
Director since 2008 Independent Age: 67 ▪ Chair, Audit Committee ▪ Executive Committee

Professional Experience

Mr. Winkleblack retired in June 2013 as Executive Vice President and Chief Financial Officer of the HJ Heinz Company, a global packaged food manufacturer, where he had served in such capacity since January 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal, from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo Inc. from 1982 to 1994. Mr. Winkleblack also provided financial and capital markets consulting services to Ritchie Brothers Auctioneers (“RBA”), an industrial auctioneer, from 2014 to 2019. He served as the Senior Advisor to the then RBA’s CEO, Ravichandra K. Saligram, who also serves on our Board of Directors.

Other Boards and Appointments

Mr. Winkleblack currently serves as the non-executive chairman of the board of directors of The Wendy’s Company, a global quick service restaurant company. Previously, he was a member of the Board of Directors of Aramark, a global provider of food, facilities and uniform services from 2019 to 2024, and a member of the Board of Directors of Performance Food Group, a company specializing in the distribution of food and food-related products to customers throughout the United States, from 2015 to 2019.

Director Qualifications

Mr. Winkleblack’s substantial executive experience across a broad range of industries enables him to provide our Board of Directors with knowledgeable perspectives on strategic planning, international operations, and mergers and acquisitions. In addition, his nearly 12 years of experience as the Chief Financial Officer of a large, multinational, consumer packaged goods company enables him to bring important perspectives to our Board of Directors on performance management, business analytics, finance and capital structure, compliance, information technology, risk management, public company reporting, and investor relations.

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LAURIE J. YOLER
Director since 2018 Independent Age: 60 ▪ Compensation & Human Capital Committee ▪ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Ms. Yoler is a Partner at Playground Global, a technology and life sciences venture capital firm in Silicon Valley. She was the Senior Vice President, Business Development of Qualcomm, Inc. and President, Qualcomm Labs, a wholly-owned subsidiary of Qualcomm, Inc., from March 2013 to January 2016, driving internal innovation and exploring opportunities for new businesses, strategic partnerships, acquisitions, investments, and divestitures. From February 2006 to March 2013, Ms. Yoler was a partner and Managing Director at GrowthPoint Technology Partners, a Silicon Valley based investment bank. From September 2004 to July 2005, Ms. Yoler served as Chief Development Officer of Intellectual Ventures LLC, a private equity firm. From March 2001 to September 2004 Ms. Yoler was Vice President, Business Development and Marketing at Packet Design and Precision I/O, two early-stage technology firms. Prior to that, Ms. Yoler was an integral part of the development and launch of many new innovations and products in her roles at Visa Inc., Sun Microsystems, Accenture PLC and PricewaterhouseCoopers.

Other Boards and Appointments

Ms. Yoler serves on the technical advisory board of Aptiv PLC, an automotive technology supplier company. From June 2018 to June 2024, Ms Yoler served as a board member of Bose Corporation and from 2015 to 2020, as a board member and strategic advisor to Zoox Inc. in the autonomous vehicle and AI software industry until its acquisition by Amazon. From 2003 to 2008, Ms. Yoler was a founding member of the Board of Directors of Tesla, Inc., a company that engages in the design, development, manufacture, and sale of fully electric vehicles, energy generation and storage systems. Ms. Yoler served on Tesla’s advisory board from 2008 until 2013.

Director Qualifications

Ms. Yoler’s extensive experience in the technology industry, spanning strategy, product, corporate development, global sales and marketing, mergers and acquisitions and business development, enables her to provide valuable insights into a wide variety of matters relating to technology, acquisitions, marketing, business development, and international operations.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

BOARD OF DIRECTORS’ COMPOSITION

Our Board of Directors is currently comprised of Bradlen S. Cashaw, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Michael R. Smith, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler. On April 2, 2025, Mr. Dierker will succeed Mr. Farrell as President and Chief Executive Officer of the Company and will join the Board on that date. Mr. Farrell will continue as Chairman of the Board through September 30, 2025 (the “Effective Date”). On March 18, 2025, Mr. Farrell submitted his resignation from his position as Chairman and a member of the Board, effective as of the close of business on the Effective Date. The Board believes that contemporary governance practices suggest that the former CEO of a public company should continue to serve as a director for a limited transition period after retirement from the CEO role. Accordingly Mr. Farrell complied with the Board’s desire that he resign from the Board as of the Effective Date. The Board has appointed Mr. Saligram as Board Chairman effective as of the close of business on the Effective Date, contingent upon his reelection to the Board at the Annual Meeting, replacing Mr. Farrell. Mr. Saligram, one of our independent directors, will continue in his role as a member of the Compensation & Human Capital and Governance, Nominating & Corporate Responsibility Committees of the Board.

CORPORATE GOVERNANCE GUIDELINES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Guidelines, including guidelines for the determination of director independence, the responsibilities and duties of our Board of Directors, director access to management and independent advisors, director compensation, the committees of our Board of Directors, and other matters relating to our corporate governance, are available on the “Investors” page of our website, www.churchdwight.com. Also available on the “Investors” page are other corporate governance documents, including our Code of Conduct (“Code of Conduct”) and the Charters of the Audit Committee, Compensation & Human Capital Committee, Governance, Nominating & Corporate Responsibility Committee, and our Political Contributions Policy.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

BOARD OF DIRECTORS INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of our Board of Directors shall consist of independent directors who meet the criteria for independence required by the NYSE listing standards. A director will be considered independent if our Board of Directors affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder, or officer of an organization that has a relationship with us). In assessing the materiality of a relationship, our Board of Directors considers all relevant facts and circumstances. In addition to the independence standards established by the NYSE, we have adopted categorical standards under the Corporate Governance Guidelines designed to assist our Board of Directors in assessing independence. Under these standards, none of the following relationships necessarily disqualifies a director or nominee from being considered “independent”:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with us;

•

A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•	A director’s service as an executive officer of a charitable organization that received annual contributions from the Company that have not exceeded the greater of $1 million or two percent of

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such charitable organization’s annual gross revenues in any of such charitable organization’s last three fiscal years.

Our Board of Directors reviewed and analyzed the independence of each nominee for director in January 2025 to determine whether any particular relationship or transaction involving any director, or any director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board considered whether there were any transactions or relationships between each director nominee or their affiliates and family members and Church & Dwight. As a result of this review, our Board affirmatively determined that each of Bradlen S. Cashaw, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Michael R. Smith, Janet S. Vergis, Arthur B. Winkleblack and Laurie J. Yoler is independent within the meaning of the NYSE listing standards and under the categorical standards described in the Corporate Governance Guidelines. Mr. Farrell, our Chairman, President and Chief Executive Officer, and Mr. Dierker, our incoming President and Chief Executive Officer, are not independent directors. The Board has appointed Mr. Saligram as Board Chairman effective as of the close of business on the Effective Date, contingent upon his reelection to the Board at the Annual Meeting, replacing Mr. Farrell. Mr. Saligram, one of our independent directors, will continue in his role as a member of the Compensation & Human Capital and Governance, Nominating & Corporate Responsibility Committees of the Board.

Our Board of Directors has further determined that each of the members of the Audit Committee, Compensation & Human Capital Committee, and Governance, Nominating & Corporate Responsibility Committee is independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee and the Compensation & Human Capital Committee meet the additional independence requirements of the NYSE listing standards applicable to audit committee members and compensation committee members, respectively. In addition, the members of the Compensation & Human Capital Committee are “non-employee directors” as defined under applicable SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who served on the Compensation & Human Capital Committee in fiscal year 2024 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation & Human Capital Committee had any relationship with us or any of our subsidiaries during fiscal year 2024 pursuant to which disclosure would be required under applicable rules and regulations of the SEC pertaining to the disclosure of transactions with related persons. During fiscal year 2024, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions or, in the absence of any such committee, the entire board of directors), of any other entity of which an executive officer of such other entity served on our Board of Directors or the Compensation & Human Capital Committee.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Our Board of Directors meets in regularly scheduled executive sessions without any members of our management, including the CEO, present. The Lead Director, currently Mr. Saligram, is responsible for chairing the executive sessions of our Board of Directors. Following the appointment of Mr. Saligram as our independent Chairman, we anticipate that he will continue chairing these sessions. In addition, each of the Compensation & Human Capital, Governance, Nominating & Corporate Responsibility and Audit Committees regularly meet alone in scheduled executive sessions without any members of our management, including the CEO, present.

BOARD OF DIRECTORS EDUCATION

Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed programs or programs presented by third parties. In 2024, in addition to the regular sustainability and cybersecurity updates and functional deep dives the Board receives at each meeting, the full Board hosted artificial intelligence (AI) experts and engaged in discussions around the current landscape of AI risks, among other topics. Additionally, we encourage our

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CORPORATE GOVERNANCE

directors to participate in external continuing director education programs. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.

BOARD OF DIRECTORS RISK OVERSIGHT

Our Board of Directors, acting principally through the Audit Committee, is actively involved in the oversight of the significant risks affecting our business. Our Board of Directors’ and the Audit Committee’s risk oversight activities are focused on management’s risk assessment and management processes, as well as on our ethics and compliance program.

Our Internal Audit Department administers an annual detailed Enterprise Risk Management assessment with management to identify and rank the most significant risks that affect our Company, including consideration of a large number of risks associated with companies in the consumer products industry. Formal alignment of the most significant risks occurs between the Board and executive management every other year and as changes in the risk environment necessitate. The assessed risks encompass, among others, economic, industry, enterprise, operational, cybersecurity, data privacy, compliance, sustainability (including climate change) and financial risks. Our President and Chief Executive Officer assigns an executive officer to lead the management of each of those risks identified as among the most significant. As part of the risk management process, our Internal Audit Department annually prepares an Internal Audit project plan under which it reviews activities directed to mitigate business and financial related risks. This plan is subject to Audit Committee approval.

Our Senior Director, Internal Audit (“Internal Audit Director”) meets quarterly with our executive officers to assess any changes in the magnitude of identified risks, as well as the status of mitigation activities with regard to the most significant risks. Our Senior Director Internal Audit reports directly to the Audit Committee and advises the Audit Committee on a quarterly basis regarding management’s risk assessment process and the progress of mitigation activities designed to facilitate the maintenance of risk within acceptable levels. The Audit Committee, in turn, reports to our Board of Directors with regard to these matters on a quarterly basis.

Our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program, including reviewing risk assessments from management with respect to our information technology systems and procedures, and overseeing our cybersecurity risk management processes. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports from the Executive Vice President, Global Chief Information Officer (“CIO”) and the Vice President, Chief Information Security Officer (“CISO”) each quarter. At least annually, the Board of Directors and the Audit Committee also receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board of Directors on these matters, and the full Board also receives periodic briefings regarding our Information Security Program and cyber threats in order to enhance our directors’ literacy on cyber issues. In addition, management will update the Audit Committee, as necessary, regarding cybersecurity incidents, that we may experience. Our management team, including our CIO, is responsible for assessing and managing our material risks from cybersecurity threats. The team has primary responsibility for our overall cybersecurity risk management program and oversees both our internal cybersecurity personnel and our retained external cybersecurity consultants. Our management team’s cybersecurity risk management is led by our CISO, who has significant experience across digital innovation and technology-enabled growth, information security, infrastructure, operations and compliance. Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which include briefings from internal security personnel; threat intelligence and other information obtained from governmental, law enforcement, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment.

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Our Executive Vice President and General Counsel leads our ethics and compliance risk oversight program through the Compliance Council, which is comprised of various functional representatives and compliance subject matter experts. The Compliance Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our Executive Vice President and General Counsel also meets regularly with the Audit Committee, either alone or together with subject matter experts from the Compliance Council, to review the health of our compliance and ethics program, its priorities, and the status of execution against those priorities. Annually, our Executive Vice President and General Counsel provides a comprehensive review of the compliance and ethics program to our Board of Directors, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific compliance risk areas or issues.

Our Executive Vice President and General Counsel, Executive Vice President, Chief Technology Officer & Global New Product Innovation, Executive Vice President, Chief Supply Chain Officer and Executive Vice President, Chief Human Resources Officer lead our sustainability program and initiatives through the Corporate Issues Council (the “Council”) which is comprised of various functional representatives and subject matter experts. The Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our Executive Vice President and General Counsel also meets regularly with the Governance, Nominating & Corporate Responsibility Committee, together with subject matter experts from the Council, to review the health of our sustainability program, and the status of execution against them. The Chair of our Governance, Nominating & Corporate Responsibility Committee reviews the status of our sustainability program with our Board of Directors at each regularly scheduled Board meeting, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific sustainability program, other than those related to human capital matters, which are overseen by the Compensation & Human Capital Committee and reported on to the Board by the Chair of that Committee.

In addition to the efforts of our Board of Directors and the Audit Committee to address risk oversight, the Compensation & Human Capital Committee annually reviews our compensation policies and practices to confirm that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. As a result of its most recent review in 2024, the Compensation & Human Capital Committee concluded that our incentive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

•	Awards are earned based on achievement of corporate performance objectives under the Annual Incentive Plan.

•

The five 2024 performance metrics selected under our Annual Incentive Plan were counterbalanced so that, for example, an undue focus on net sales at the expense of gross margins would not result in a higher payout.

•

We cap maximum awards under the Annual Incentive Plan. The Annual Incentive Plan uses a performance rating system which corresponds to a payout range from 0.0 (0 percent of target) to a maximum of 3.5 (350 percent of target). This limits the potential for excessive emphasis on short-term incentives.

•

Stock options constitute a substantial portion of an executive’s total remuneration and vest as to all underlying shares on the third anniversary of the date of grant. This structure encourages a longer-term focus and rewards our executives only if the price of our common stock appreciates above the exercise price of the stock option. In 2023, performance stock units and restricted stock units were incorporated into the long-term incentive program for the executive leadership team.

•

Annual long-term incentive awards result in overlapping three-year vesting periods, which reduces the risk of an inappropriate focus on one vesting date and which encourages continued retention and incentives.

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•	Our stock ownership guidelines require that our executives hold a significant amount of our common stock to further align their interests to the interests of our stockholders on a long-term basis.

Our Board of Directors believes that our compensation system, our division of risk oversight responsibilities, and our Board of Directors’ leadership structure comprise and support the most effective risk management approach.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

The Corporate Governance Guidelines provide that our Board of Directors may determine from time to time what leadership structure works best for our Company, including whether the same individual should serve both as Chairman of our Board of Directors and Chief Executive Officer. In addition, the guidelines provide that if the same individual serves as Chairman of our Board of Directors and CEO, or the Chairman is otherwise not independent, our Board of Directors shall have an independent Lead Director, as selected by the independent members of the Board.

In January 2025, the Board decided to split the Chairman and CEO roles, following the September 2024 announcement that (i) Mr. Dierker would be elected as President and CEO and appointed to the Board of Directors, effective April 2, 2025, and (ii) Mr. Farrell will continue as the Non-Executive Chairman of the Board through September 30, 2025 (the “Effective Date”). On March 18, 2025, Mr. Farrell submitted his resignation from his position as Chairman and a member of the Board, effective as of the close of business on the Effective Date. The Board believes that contemporary governance practices suggest that the former CEO of a public company should continue to serve as a director for a limited transition period after retirement from the CEO role. Accordingly, Mr. Farrell complied with the Board’s desire that he resign from the Board as of the Effective Date. However, Mr. Farrell’s decision to resign from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, Mr. Saligram will continue in his role as Lead Director through the Effective Date, and the Board has appointed Mr. Saligram to be the Chairman as of the close of business on the Effective Date, contingent upon his election to the Board at the Annual Meeting.

We also believe it is important to provide effective leadership and representation for our independent directors. Therefore, the Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of the Company’s management and affairs. Mr. Saligram has served as the Lead Director since February 2023, succeeding Mr. Irwin in that role. Key responsibilities of the Lead Director are to:

•	assist the Board, the Chief Executive Officer and other members of management in promoting compliance with and implementation of the Corporate Governance Guidelines;

•	preside at the executive sessions of the independent directors and have the authority to call additional executive sessions or meetings of the independent directors;

•	preside at Board meetings in the Chair’s absence;

•	review and approve information sent to the Board;

•	review and approve meeting agendas for the Board and approve meeting schedules to ensure sufficient time for discussion of all agenda items;

•	facilitate communications between employees, stockholders and others with the independent directors;

•	be available for consultation and direct communication with major stockholders if requested; and

•	monitor and evaluate, along with the members of the Compensation & Human Capital Committee and the other independent directors, the performance of the Chief Executive Officer.

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Following Mr. Saligram’s appointment as our independent Board Chairman, he will continue to have these responsibilities and obligations.

We believe that the presence of a Lead Director, when the role of chairman and CEO are combined, or when the Chairman is otherwise not independent, enhances the ability of our Board of Directors to provide additional independent oversight and supplements the following corporate governance practices, which also facilitate independent oversight:

•	All of our directors, other than our Chairman, President and CEO, are independent.

•	All of the members of the Audit Committee, Compensation & Human Capital Committee, and Governance, Nominating & Corporate Responsibility Committee are independent.

•	Our Board of Directors and each of its standing committees meet in regularly scheduled executive sessions without the presence of management.

•	Our Board of Directors completes an annual assessment of the effectiveness of the full Board of Directors, each of its standing committees, and individual directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Our Lead Director acts as a contact person to facilitate communications between employees, stockholders and others with the independent directors. The Lead Director is responsible for ensuring that stockholder requests, recommendations, and proposals regarding governance-related matters are evaluated by the Governance, Nominating & Corporate Responsibility Committee, the Compensation & Human Capital Committee, or Audit Committee, as appropriate, and then by our Board of Directors based on the applicable Committee’s recommendation. Following Mr. Saligram’s appointment as our independent Chairman, he will continue to act as the contact person.

Any person who wishes to communicate with our Board of Directors, including the Lead Director or the independent directors as a group, may direct a written communication to our Board of Directors, the Lead Director, or the independent directors, at: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Such correspondence (other than solicitations) will be logged in and forwarded to the Lead Director.

STOCKHOLDER ENGAGEMENT

We recognize the value of and are committed to engaging with our stockholders and soliciting their views and input on various topics. We approach stockholder engagement through various avenues:

Annual Stockholders Meeting

Our annual stockholder meeting is conducted virtually through a live webcast and online stockholder tools, which we believe enhances rather than constrains stockholder access and participation. We initially adopted a virtual meeting format during the first year of the COVID-19 pandemic and continue to believe that this practice facilitates stockholder attendance and enables stockholders to participate fully, and equally, from any location around the world, at no cost. This format allows all stockholders to communicate with us both in advance of and during the meeting and provides a forum to ask questions of the members of our Board and management. We believe this is the right choice for a Company with a global stockholder base, not only saving costs for the Company and its stockholders, but also increasing the ability to engage with all stockholders, regardless of the amount of stock owned or physical location.

We do not place restrictions on the type or form of questions that may be asked but reserve the right to edit inappropriate questions. During the live Q&A session of the meeting, we endeavor to answer pertinent questions asked during the meeting as well as those asked in advance, as time permits. If we are unable to respond to a

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stockholder’s properly submitted question during the meeting, we may provide written responses on our corporate website shortly after the meeting, depending on the subject matter and relevance of the questions. Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting is made publicly available on the Company’s investor relations website.

For more information about the virtual stockholder meeting, see “Information About The Annual Meeting And Voting.”

Investor Meeting

We hold our annual Investor Meeting (“Investor Meeting”) in January or February of each year. At the Investor Meeting, our CEO and CFO and other members of the executive leadership team discuss the previous quarter and year-end results and provide an update on our strategy and the financial outlook for our upcoming fiscal year. The Investor Meeting is an important opportunity for investors to have access to our management team and provides a deeper understanding of, and direct insight into, our business, strategy, and outlook, as well as any other important topics.

Year-Round Engagement

Our stockholder engagement practices and controls, which are designed to support our commitment to constructive communications between our stockholders and the independent directors, include the ability of our stockholders to cast an annual advisory vote on executive compensation (“say-on-pay”), the ability to submit stockholder proposals and recommend candidates for election to our Board, and the ability to communicate directly with our Board of Directors.

We also engage with our stockholders throughout the year. Our comprehensive stockholder engagement program includes, in addition to the Annual Stockholder Meeting and Investor Meeting, earnings calls and post-earnings communications, conference presentations and meetings, individual meetings and responses to investor inquiries. The multi-faceted nature of our program allows us to maintain meaningful engagement with our broad investor community, including advisory firms.

We value our stockholders’ feedback and are committed to engaging in constructive and meaningful dialogue with stockholders throughout the year, including with respect to our performance, governance practices, executive compensation, and the Board’s oversight of risk, strategy, talent and sustainability matters. In 2024, we engaged with a number of stockholders, and topics discussed included our executive compensation program, governance practices, Board education, risk management, political contributions, and sustainability. Meetings regarding those matters were led by our CFO, with support from various subject matter experts within the Company, including our General Counsel, and in some instances a Board member. In addition, we hosted numerous investor meetings on our business performance, category performance, and competitive actions. Those meetings were attended at times by both our CEO and CFO or with our CFO and an investor relations representative. Maintaining a disciplined approach to the discussions and allowing adequate meeting time ensures that matters important to stockholders are not neglected in favor of addressing only current salient issues. Summaries of all of these communications are provided to our Nominating, Governance & Corporate Responsibility Committee, as well as our Compensation & Human Capital Committee, as applicable, and the Board.

We remain committed to these ongoing discussions and welcome feedback from all stockholders, who can contact our directors or executive officers as described under “Communication with the Board of Directors.”

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BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Committees of the Board of Directors

The Board has four standing committees as set forth in the table below, as well as a Finance Committee that meets on an ad hoc basis. During 2024, each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board and all Board committees on which such director served. The following table shows the current members of each of the four standing committees and the number of meetings held during fiscal 2024.

Director	Board	Audit	Compensation & Human Capital	Governance, Nominating & Corporate Responsibility	Executive

Bradlen S. Cashaw	✓	✓		✓

Matthew T. Farrell	Chair*				Chair

Bradley C. Irwin	✓		✓	✓

Penry W. Price	✓	✓	Chair		✓

Susan G. Saideman	✓	✓		✓

Ravichandra K. Saligram	Lead Director*		✓	✓	✓

Robert K. Shearer	✓	✓

Michael R. Smith	✓	✓

Janet S. Vergis	✓		✓	Chair	✓

Arthur B. Winkleblack	✓	Chair			✓

Laurie J. Yoler	✓		✓	✓

Number of Meetings in 2024	9	5	5	4	0

*	Mr. Saligram has been appointed as Chair effective September 30, 2025, contingent upon his reelection at the Annual Meeting.

Although we do not have a formal policy requiring attendance of directors at our Annual Meetings, we expect all directors to attend the Annual Meeting absent exceptional circumstances. All incumbent directors attended the 2024 Annual Meeting.

Audit Committee. Under its Charter, the Audit Committee, among other responsibilities, (i) has sole authority to retain, set compensation and retention terms for, terminate, and oversee and evaluate the activities of, our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and permitted non-audit services, subject to the pre-approval policy discussed below under “Pre-Approval of Audit and Permissible Non-Audit Services”; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements and certain other disclosures included in our filings with the SEC; (iv) reviews and discusses with management earnings press releases prior to their release; (v) discusses with management, internal audit personnel, and our independent registered public accounting firm, our risk assessment and risk management policies, including our major financial risk exposures, the security of the Company’s computerized information systems and risks from cyber threats; (vi) oversees the internal audit function; (vii) discusses with management, internal audit personnel, and our independent registered public accounting firm the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; (viii) keeps the independent auditors informed of the relationships and transactions with related parties that are significant to the Company; and (ix) oversees the adoption, periodic review, and oversight of policies and procedures regarding business conduct and oversees our compliance and ethics program.

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Our Board of Directors has determined that each of Mr. Shearer, Mr. Smith and Mr. Winkleblack is an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding potential violations of our compliance and ethics program, including questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Complaints may also be made via the Internet at www.churchdwight.ethicspoint.com, or by calling our toll-free hotline. The Audit Committee regularly receives reports regarding potential violations of our compliance and ethics program and oversees certain investigations relating thereto. The number for calls placed within the United States and Canada is (855) 384-9879. The numbers for calls placed in other countries may be found on the Internet at https://secure.ethicspoint.com/domain/media/en/gui/33731/index.html. Such correspondence will be logged in and forwarded to the Chair of the Audit Committee or his/her designated delegates, who provide the Audit Committee with regular reports.

Compensation & Human Capital Committee. Under its Charter, the Compensation & Human Capital Committee is responsible for approving the specific salary, bonuses, stock awards, and other compensation for our elected officers, which includes our named executive officers identified in the Summary Compensation Table. The Compensation & Human Capital Committee also, among other responsibilities: (i) oversees the design of our executive compensation programs, policies, and practices; (ii) reviews and approves the adoption, termination, and amendment of, and administers, our incentive and equity compensation plans; (iii) reviews and approves the adoption, termination and amendment of the health, welfare, wealth accumulation, retirement and other benefit plans of the Company and, where appropriate, its affiliates; (iv) reviews and approves annually corporate goals and objectives as they relate to CEO and other executive officer compensation; (v) evaluates at least annually the performance of the CEO and the other executive officers and establishes their respective compensation; (vi) evaluates whether our compensation policies and practices for our executive officers and other employees create risks that are reasonably likely to have a material adverse effect on us; (vii) collaborates with the Governance, Nominating & Corporate Responsibility Committee, regarding recommendations to our Board of Directors concerning executive officer succession; (viii) collaborates with the Governance, Nominating & Corporate Responsibility Committee, regarding recommendations to our Board of Directors concerning non-employee director compensation; and (ix) recommends to the Board the development, selection, retention, and dismissal of elected officers. The Compensation & Human Capital Committee also reviews and discusses with management the development, implementation and effectiveness of the Company’s policies and strategies related to its human capital management function, including policies and strategies regarding the development, attraction, and retention of Company personnel, workplace environment and culture, and internal communications programs.

In considering executive compensation, the Compensation & Human Capital Committee considers the executive compensation recommendations as well as the comparative public company data provided by independent compensation consultants engaged directly by the Compensation & Human Capital Committee. Semler Brossy Consulting Group, LLC (“Semler Brossy”) serves as the Compensation & Human Capital Committee’s independent compensation consultant and does not provide any other services to us. See “Compensation Discussion and Analysis” for additional information regarding the services provided by Semler Brossy and information considered by the Compensation & Human Capital Committee. The Compensation & Human Capital Committee also takes into account statistical data and recommendations of our CEO. However, our CEO does not make recommendations and does not participate in any discussions or decisions regarding his own compensation.

Governance, Nominating & Corporate Responsibility Committee. Under its Charter, the Governance, Nominating & Corporate Responsibility Committee, among other responsibilities, (i) develops and periodically reviews, and recommends to our Board of Directors, criteria for the selection of new directors to serve on our

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Board of Directors; (ii) identifies individuals qualified to become members of our Board of Directors consistent with our Board of Directors’ criteria for selecting new directors set forth in the Corporate Governance Guidelines; (iii) recommends to our Board of Directors, director nominees to be elected at the next annual meeting of stockholders and, where applicable, to fill vacancies; (iv) considers and makes recommendations to our Board of Directors on questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers in accordance with the Corporate Governance Guidelines; (v) in collaboration with the Compensation & Human Capital Committee, makes recommendations to our Board of Directors concerning executive officer succession; (vi) oversees Board of Directors and committee evaluations; (vii) makes recommendations to our Board of Directors regarding corporate governance matters; (viii) reviews and make recommendations to the Board of Directors on policies and procedures regarding political contributions and membership in trade associations and other tax-exempt organizations; (ix) in consultation with the Compensation & Human Capital Committee, periodically reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors, and the principles upon which such compensation is determined; and (x) oversees the Company’s sustainability program, including, but not limited to, the Company’s environmental, climate change, responsible packaging, responsible sourcing and product ingredients (other than those related to human capital matters, which are overseen by the Compensation & Human Capital Committee).

The Governance, Nominating & Corporate Responsibility Committee recommends to our Board of Directors candidates for nomination to our Board of Directors. When considering individuals to recommend for nomination, the Governance, Nominating & Corporate Responsibility Committee seeks persons with diverse backgrounds who possess the following characteristics: integrity, education, commitment to our Board of Directors, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards, and the ability to act on behalf of stockholders.

The Governance, Nominating & Corporate Responsibility Committee will consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. In considering any candidate proposed by a stockholder, the Governance, Nominating & Corporate Responsibility Committee will reach a conclusion as to whether to recommend such candidate to our Board of Directors based on the criteria described above. The Governance, Nominating & Corporate Responsibility Committee may seek additional information regarding the candidate. After full consideration, the stockholder recommending the candidate will be notified of the decision of the Governance, Nominating & Corporate Responsibility Committee (and of our Board of Directors, if the candidate is recommended to our Board of Directors for consideration). The Governance, Nominating & Corporate Responsibility Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

As highlighted in our Corporate Governance Guidelines, the Board values inclusivity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to include diverse skills, professional experience, and perspectives that reflect our consumer and investor base, and to guide the Company in a way that reflects the best interests of all our stockholders. The Governance, Nominating & Corporate Responsibility Committee reviews the director nominees (including any stockholder nominees) and ascertains whether, as a whole, they meet the Corporate Governance Guidelines in this regard. For this year’s election, the Board has nominated 12 individuals who bring varied experiences to the Board. Their collective experience covers a wide range of roles, geographies, and industries. The Governance, Nominating & Corporate Responsibility Committee works with the search firms engaged by the Company to seek a wide range of candidates for serious consideration in all prospective director candidate pools. In addition, the Governance, Nominating & Corporate Responsibility Committee is committed to considering directors with all backgrounds for all future vacancies on the Board. The Board has also modified its age and tenure restrictions to increase refreshment of the Board and opportunities to add new Board members. The guidelines require that Board members serving prior to January 2021 retire on the earlier of reaching age 75, or twenty years on the

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Board and Board members joining after January 2021 retire on the earlier of reaching age 75 or fifteen years on the Board. The Board also believes that tenure diversity should be considered in order to achieve an appropriate balance between the detailed Company-knowledge and wisdom that comes with many years of service, and the fresh perspective of newer Board members. We believe that our current Board has an appropriate balance of experienced and newer directors, with tenure of the current directors averaging 10.8 years. The Governance, Nominating & Corporate Responsibility Committee balances all of the above considerations when assessing the composition of our Board of Directors. The Governance, Nominating & Corporate Responsibility Committee may engage the services of third-party search firms to assist in identifying and assessing the qualifications of director candidates.

We have adopted policies to ensure that our directors do not have excessive time commitments. As set forth in our Corporate Governance Guidelines, ordinarily, members of our Board of Directors should not serve on the board of directors of more than four public companies (including the Company), and our Chief Executive Officer should not serve on the board of directors of more than two public companies (including the Company), without the approval of the Governance, Nominating and Corporate Responsibility Committee. Compliance with this policy is reviewed annually, and all of the members of our Board are currently in compliance with this policy.

The Board continuously evaluates and, as appropriate, updates our corporate governance practices based on recommendations from the Governance, Nominating & Corporate Responsibility Committee. In recent years we have made significant governance changes designed to facilitate stockholder participation and engagement, including the following:

Executive Committee. The Executive Committee may exercise the authority of our Board of Directors, except as specifically reserved by Delaware law to our Board of Directors or as our Board of Directors otherwise provides.

Finance Committee. The Board also has a Finance Committee, which meets on an ad hoc basis. The Finance Committee reviews financing and capital markets issues but has no decision autonomy. Mr. Winkleblack is chair of the Finance Committee. Messrs. Cashaw, Irwin and Shearer also serve on the Finance Committee.

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SUCCESSION PLANNING
Our Board of Directors recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of the Chairman of our Board of Directors and our CEO and other senior members of executive management. Our CEO and other senior executive succession planning process includes identifying external candidates, where appropriate, and identifying and developing potential internal candidates on an ongoing basis. Our succession planning process was evidenced in 2024 when Carlos Ruiz Rabago, a former executive of L’Oreal succeeded Rick Spann as Executive Vice President, Chief Supply Chain Officer and our Board appointed Richard Dierker, our Executive Vice President, Chief Financial Officer and Head of Business Operations, to succeed Matthew Farrell as our President and Chief Executive Officer, respectively.
The criteria used when assessing the qualifications of potential CEO successors are included on a position specification developed by our Board of Directors. Our Board of Directors is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.
In continuation of this process, the Governance, Nominating & Corporate Responsibility Committee, in collaboration with the Compensation & Human Capital Committee, agree upon and recommend to the Board a succession plan for our CEO and other senior members of executive management in the ordinary course of business and in emergency situations. Through this process, our Board of Directors receives from our CEO and the Executive Vice President, Chief Human Resources Officer qualitative evaluations of, and recommendations concerning, potential successors to our CEO and our other senior executives, along with a review of any development plans recommended for such individuals. At least once annually, our Board of Directors reviews our succession plans. Succession planning is also regularly discussed in executive sessions of our Board of Directors and in committee meetings, as applicable. Our directors become familiar with internal potential successors for key leadership positions through various means, including a comprehensive annual talent and succession review, Board of Directors and committee meeting presentations, and less formal interactions throughout the course of the year.
CODE OF CONDUCT
We have adopted a Code of Conduct that applies to all employees and directors of Church & Dwight and our global subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file, promote compliance with applicable governmental laws, rules, and regulations and promote a harassment-free work environment. The Code of Conduct requires the prompt internal reporting of violations of the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Code of Conduct is available on the “Investors” page of our website at www.churchdwight.com. We are committed to satisfying the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct, including the conduct of an executive officer or member of our Board, by making disclosures concerning such matters available on the “Investors” page of our website. See “Corporate Governance and Other Board Matters—Board of Directors Meetings and Committees—Audit Committee” for a summary of our procedures for the submission, receipt, retention, and treatment of complaints with respect to concerns regarding potential violations of our compliance and ethics program. Confidentiality terms in our settlement agreements with employees comply with all federal and state laws regarding limitations on confidentiality provisions and explicitly permit employees to report to government agencies and participate in government proceedings. Moreover, it is our practice not to use arbitration clauses in agreements with employees.
INSIDER TRADING POLICIES AND PROCEDURES
We have longstanding insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented related processes for the Company that we believe are designed to promote

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compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our Policy on Trading in Church & Dwight Co., Inc. Securities by Directors, Officers and Other Employees (the “Insider Trading Policy”) prohibits our directors, officers and employees and related persons and entities from trading in our Common Stock and that of other companies while in possession of material, nonpublic information. Our Insider Trading Policy also prohibits our employees from disclosing material, nonpublic information regarding the Company, or regarding other publicly traded companies, to others who may trade on the basis of that information. Our Insider Trading Policy requires that directors, officers and other designated employees only transact in Company securities during an open window period, upon obtaining advance approval, subject to limited exceptions. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
POLITICAL EXPENDITURES
As set forth in our Code of Conduct and our Political Contributions Policy, we have a longstanding policy against making direct or indirect contributions to any political party or candidate. In addition, each year, we request that U.S. trade associations to which the Company pays in excess of $25,000 annually confirm their compliance with our policy. The Political Contributions Policy is available on our website on the “Investors” page.
SUSTAINABILITY STRATEGY
We believe that sustainability is critical to the health of the communities in which we operate, contributes to a better world, benefits our business both financially and operationally and contributes to growth and profitability while making a meaningful and positive impact. Each year we publish a Sustainability Report that discloses our business and corporate responsibility commitments and details our sustainability performance metrics and targets and other components of our sustainability efforts. Our 2023 Sustainability Report is available on our web site at https://churchdwight.com/pdf/Sustainability/2023-Sustainability-Report.pdf, and our 2024 Sustainability Report will be available in April 2025 (collectively, the “Sustainability Reports”). References to our Sustainability Reports are for informational purposes only and neither the Sustainability Reports nor the other information on our website is incorporated by reference into this Proxy Statement.
The following six pillars are the core focus of our sustainability efforts. Each is supported through our Governance practices, which are intended to maintain a system of rules and practices that determine how we operate and align the interests of our stakeholders in support of ethical business practices and financial success.

•	Our Brands: Delight consumers with our brands and contribute toward a more sustainable world.

•	Products: Provide safe and effective products for consumers and the environment.

•	Packaging: Utilize consumer friendly and environmentally responsible packaging.

•	Employees and Communities: Embrace a mindset of inclusivity for all, good corporate citizenship and social responsibility within our communities.

•
Environment and Climate Change: Minimize environmental impact of our global operations, with a focus on increased renewable energy usage, reduced water consumption, greenhouse gas emissions and solid waste to landfills.

•	Responsible Sourcing: Improve our suppliers’ environmental, labor, health & safety and ethical practices .

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Environmental
We strive to minimize the impact of our expanding global operations and to meet the challenge of managing our environmental footprint. Our environmental priorities include providing effective products that are safe for our consumers, the animals they care for and the environment, utilizing consumer friendly and environmentally responsible packaging, reducing greenhouse gas (GHG) emissions and water usage, recycling solid waste and improving our suppliers’ environmental practices.
We have a goal to achieve carbon neutral status for our owned and controlled global operations by the end of 2025 through GHG reduction programs, green electricity renewable energy credits (RECs), and purchased carbon credits. We established science-based targets that were approved by the Science-Based Targets Initiative in 2022. These targets take into account the level of carbon reduction needed to meet the goals set forth in the Paris Agreement. In addition, we improved overall recyclability across our broad portfolio of products and have a goal to increase Post-Consumer Recycled plastic by the end of 2025. We report our progress towards our goals in our Sustainability Reports.
Our operations are subject to federal, state, local and foreign laws, rules and regulations relating to environmental concerns, including air emissions, wastewater discharges, solid and hazardous waste management activities, and the safety our employees. We endeavor to take actions necessary to comply with such regulations. These steps include periodic environmental and health and safety audits of our facilities. The audits, conducted by independent firms with expertise in environmental, health and safety compliance, include site visits at each location, as well as a review of documentary information, to determine compliance with such federal, state, local and foreign laws, rules and regulations.
Social
Our Social focus areas are driven by our goals of delighting consumers with our brands through our contributions to sustainability which we believe contribute to a better world, improving our suppliers’ labor, health & safety, environmental and ethical practices, and supporting our employees and communities—all to create a stronger, more resilient company. In their everyday work, our employees embody our commitments to integrity, quality, and innovation, and in doing so, directly contribute to our long-standing character and reputation.
Employee safety and wellness remain two of our highest priorities. We administer company-wide policies designed to ensure the safety of each team member and compliance with Occupational Safety and Health Administration (OSHA) and local standards. We embrace our employees across all dimensions and believe that an inclusive workforce fosters innovation and promotes an environment filled with unique perspectives. We strive to cultivate a culture and processes that support and enhance our ability to recruit, hire, develop and retain our talent at every level based on merit. We do not discriminate in our recruiting, hiring, or promotion on the basis of protected class characteristics or conditions. We encourage our employees to become involved in their communities through our Employee Giving Fund, which supports charitable organizations where our employees work and live, and The Church & Dwight Philanthropic Foundation (the “Foundation”) which is focused on helping to create educational and employment opportunities and advancing environmental preservation. The Employee Giving Fund and the Foundation are administered by our employees.
Governance
Our sustainability governance focus includes the processes, rules, resources and systems in support of our operational, sustainability efforts. The Council, comprised of senior executives representing all our key functional areas, guides the integration of sustainability within all parts of our business and drives continuous improvement in our sustainability approach and performance. The Council takes the lead in defining and implementing our sustainability strategy across our six pillars. Its duties include allocating resources to appropriately address sustainability issues; reporting on our progress to drive continuous improvement in our sustainability approach and performance; and monitoring, prioritizing and addressing evolving standards and stakeholder requirements
.

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CORPORATE GOVERNANCE

Our Board of D
irectors, acting principally through its Governance, Nominating & Corporate Responsibility Committee, oversees our sustainability program and sustainability efforts, including our climate change policies and programs. The Governance, Nominating & Corporate Responsibility, the Compensation & Human Capital and Audit Committees each focuses on specified areas of sustainability, including compliance and ethics, and human capital. Our General Counsel and Independent Lead Director are responsible for ensuring that stockholder requests, recommendations and proposals are evaluated by the Governance, Nominating & Corporate Responsibility Committee, additional committees within the Board as appropriate, and then by the Board of Directors, if needed. Our Board also reviews the results of our periodic employee engagement surveys and has oversight over our planned response strategy.
As described in our Sustainability Reports, our continued progress in key areas of sustainability has earned recognition from various third parties.
HUMAN CAPITAL
Overview
Much of our success comes from our culture. Our people share a collective energy and ambition towards making a difference supporting the greater good, by providing affordable, quality products for everyday life, as reflected in our sustainability commitments, and by giving back to their communities. Our culture generates a collective passion, strength and determination to make an outsized impact, every day.
Safety and Wellness
Employee safety and wellness in both plants and offices remain two of our highest priorities. We developed and administer company-wide policies to ensure the safety of each team member and compliance with OSHA standards.
Our Employees
As of December 31, 2024, we had approximately 5,750 global employees, an increase of approximately 200 compared to December 31, 2023. Approximately 85% of our workforce is located in the Americas, 10% in Europe, Middle East, and Africa, and 5% in the Asia-Pacific region. About 53% of our employees are salaried and about 47% are paid hourly wages. During fiscal 2024, our turnover rate was approximately 15%. Our revenue per employee in fiscal 2024 was approximately $1.06 million.
Inclusive and Effective Workplace
We embrace the diversity of our employees in all dimensions and our efforts aspire to help us achieve a more inclusive workforce and optimize our long term performance. We also strive to cultivate a culture and processes that support and enhance our ability to recruit, develop and retain talent at every level based on merit.
As a company we remain committed to fair treatment, access, opportunity, and advancement for all.
In 2023 we launched several Employee Resource Groups (“ERGs”). These Company-supported,

employee-run

groups contribute to our goal of building and maintaining an inclusive workplace at Church & Dwight. We started the program with ERGs for military veterans (V.A.L.O.R.), Black employees (B.O.L.D.) and women (W.A.V.E.). Each ERG’s membership is open to all employees, is intended to create inclusive environments where all global employees feel connected, valued, and inspired to build customer value and contribute to our Company’s success.

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Hiring, Development and Retention

Our talent strategy is focused on attracting the best talent and recognizing and rewarding performance, while continually developing, engaging and retaining our talented employees.

We invest resources in professional development and growth as a means of improving employee performance and improving retention. This includes management training aimed at continuous learning, professional training and development opportunities, targeted leadership development courses for aspiring new and existing leaders of different levels of seniority, tuition reimbursement, onboarding efforts, job specific programs for our employees, cultural reinforcement and more.

Compensation and Benefits

Attracting and retaining talent is a priority at Church & Dwight. We offer competitive pay and a range of benefits that support the well-being of our workforce. This includes offering competitive salaries and wages, as well as benefits such as health insurance, retirement and profit-sharing plans, and paid time off.

Employees are eligible for health insurance, prescription drug benefits, dental, vision, hospital indemnity, accident, critical illness, and disability insurance, life insurance, health savings accounts, flexible spending accounts, reproductive rights coverage, participation in savings plans, and identity theft insurance, in each case subject to the terms and conditions of the applicable plans and programs.

Communities

We encourage our employees to become involved in their communities, and in 2024, our Employee Giving Fund supported our communities by providing approximately $1.3 million to 237 deserving community organizations through annual grants, disaster relief, and other monetary support. Employees purchased back-to-school supplies online to support disadvantaged youth, donated clothes and non-perishable items for clothing and food drives and provided supplies for a summer camp and holiday dinner for families in need. In 2020, the Company established The Church & Dwight Philanthropic Foundation (the “Foundation”) with the focus on helping to create educational and employment opportunities and advancing environmental preservation. In 2024, eight organizations were chosen and received grants in aggregate totaling approximately $1.3 million. The Foundation and the Employee Giving Fund are administered by our employees.

COMPENSATION OF DIRECTORS

In 2024, our directors’ fees, other than Mr. Farrell, consisted of the following:

Annual Retainer 2024

•	Lead Director	$150,000

•	Chairperson of the Audit Committee	$145,000

•	Chairperson of the Compensation & Human Capital Committee	$140,000

•	Chairperson of the Governance, Nominating & Corporate Responsibility Committee	$140,000

•	Other non-employee directors	$120,000

•	Chairperson of the Finance Committee (per meeting)	$ 2,000

Annual Equity 2024

•	Annual Equity Grant	$160,000

Special Assignment 2024

•	Special Assignment (Per Meeting)	$ 2,000

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CORPORATE GOVERNANCE

The table above does not include a separate annual retainer for Mr. Farrell, who is a Board member, as he receives no additional compensation for his service on the Board. See "2025 Director Compensation" for further information regarding the director fees for Mr. Farrell following his retirement as President and Chief Executive Officer of the Company effective April 1, 2025.

We pay fees to our directors in accordance with the Amended and Restated Compensation Plan for Directors (the “Compensation Plan for Directors”). Any fees payable to our directors under the Compensation Plan for Directors may be deferred in accordance with our Deferred Compensation Plan for Directors, provided that a timely election is made by the director seeking such deferral. We also provide annual restricted stock units and stock option awards to our directors under the Church & Dwight Co., 2022 Omnibus Equity Compensation Plan (the “Omnibus Equity Compensation Plan”). All of these arrangements are described in further detail below.

Compensation Plan for Directors. The Compensation Plan for Directors was amended and restated in February 2023 and further amended and restated on November 1, 2023 (as so amended and restated, the “Compensation Plan for Directors”) and provides for the payment of fee-based compensation (i.e., an annual retainer and any special assignment meeting fees) and annual equity grants to our directors who are not full-time employees of the Company or its affiliates. Special assignment meeting fees of $2,000 per meeting may be paid in consideration for attendance at meetings with respect to certain non-scheduled activities and special projects as determined by the Governance, Nominating & Corporate Responsibility Committee and cannot exceed $20,000 per special assignment committee member, including the chair of such committee. The annual retainer amount is pro-rated for any director with less than a full year of service. Mr. Smith received a pro-rata portion of the Board retainer for his services which commenced on July 8, 2024.

The Compensation Plan for Directors provides each director with the choice of receiving his or her fee-based compensation (i) 100 percent in cash if that director has fully satisfied the Company’s Stock Ownership Guidelines for Directors, (ii) 50 percent in cash and 50 percent in shares of our common stock if specifically elected by a director or (iii) 100 percent in shares of our common stock (the default method of payment). For 2024, all directors (other than Mr. Smith, who joined the Board in July, 2024) made their elections for how to receive their fee-based compensation in December 2023. Mr. Smith made his election within 30 days of commencing service. To determine the number of shares a director is entitled to receive under the Compensation Plan for Directors, the annual retainer or special assignment meeting fee amount (as applicable) is divided by the closing price of a share of our common stock as reported on the NYSE on the applicable payment date.

Annual Equity Grants for Directors. The Compensation Plan for Directors provides that, beginning in January 2023, non-employee directors will receive 50 percent of their Annual Equity Grant in the form of stock option awards and 50 percent in the form of restricted stock units (“RSUs”), in each case, granted under the 2022 Omnibus Equity Compensation Plan. These grants will be made on the first day of the first open trading window following the Company’s earnings release associated with the annual meeting of stockholders. A new director will receive his or her initial equity grant on the date such individual commences service with us as a director. The stock options will vest in full on the earlier of (i) the third anniversary of the date of grant, or (ii) the third annual meeting of the Company’s stockholders following the date of grant, provided that the director continues to serve on the Board until such date. Upon any cessation of service due to death or disability, all outstanding stock options, to the extent unvested, continue to vest and remain outstanding until the third anniversary of such death or disability (or earlier until expiration of the option term). With respect to stock option awards, directors who retire after service on the Board for at least six years (“Retirement”), any stock options (to the extent unvested) will continue to vest and all unexercised stock options remain outstanding for the remainder of the option term. The RSUs will vest in full on the first anniversary of the date of grant, provided that the director continues to serve on the Board until such date. Upon any cessation of service due to death or disability all unvested RSUs will vest in full and will be settled by the payment of underlying shares following vesting. Upon Retirement,100 percent of the RSUs will immediately vest. No non-employee director may receive more than one equity grant in any calendar year.

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Deferred Compensation Plan for Directors. The Deferred Compensation Plan for Directors provides an opportunity for our directors to defer payment of all or a portion of their respective director fees into a notional account until after termination of service. A director electing to defer payment must decide whether to receive the deferred payment in a lump sum or in annual installments over a period of up to 10 years. A director must make any of the foregoing elections prior to the beginning of the calendar year for which the deferred fees are earned. Also, newly elected directors may make such election within 30 days of becoming a director. A director’s election is deemed to remain in effect with respect to the following year unless the director revokes or changes such election prior to the commencement of such following year. Following a termination of service, the director generally receives a number of shares of our common stock in accordance with his or her timely filed election, either in a lump sum or in annual installments over a period of up to 10 years, equal to the number of notional shares then outstanding in the director’s deferred compensation account under the plan. On a change in control, any and all deferred accounts (including any account being paid in installments) will be immediately distributed. The number of notional shares represented by amounts in a participating director’s account is set forth below in the table captioned “Securities Ownership of Certain Beneficial Owners and Management.”

2024 Annual Compensation Limit for Directors. Consistent with market practice, the Compensation Plan for Directors incorporates a maximum annual limit of $750,000 on the aggregate grant date value of equity and equity-based awards plus the aggregate amount of cash-based compensation granted to any non-employee director (whether elected to be paid in cash or shares of common stock or on a current or deferred basis).

2025 Director Compensation. On January 28, 2025, the Governance, Nominating & Corporate Responsibility Committee and the Compensation & Human Capital Committee, reviewed the compensation of our non-employee directors in consultation with Semler Brossy, the independent compensation consultant retained by the Compensation & Human Capital Committee, to determine if any changes are appropriate for fiscal 2025. As part of its analysis of the compensation of our non-employee directors, Semler Brossy reviewed the total compensation and each element of our non-employee director compensation program compared to the director compensation programs of our Compensation Peer Group, as identified and discussed in more detail under “Compensation Discussion and Analysis – Role of Peer Groups.” The Governance, Nominating & Corporate Responsibility Committee targets the total compensation paid to our non-employee directors at a level that approximates the 50th percentile of the compensation paid to non-employee directors of the Compensation Peer Group. Based upon its review, and in anticipation of Mr. Farrell being appointed as non-executive Chairman of the Board, the Governance, Nominating & Corporate Responsibility Committee recommended to the Board, and the Board approved, an annual retainer of $270,000 for the Chair of the Board of Directors, which consists of a standard retainer of $120,000 and a Non-Executive Chairman retainer of $150,000 (in addition to a standard annual equity grant with a fair value of $160,000). No other changes were made.

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CORPORATE GOVERNANCE

The following table provides information regarding compensation paid to our non-employee directors in 2024.

2024 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation	Total ($)

Bradlen S. Cashaw	—	200,000	80,000	—	280,000

Bradley C. Irwin	120,000	80,000	80,000	—	280,000

Penry W. Price	—	220,000	80,000	—	300,000

Susan G. Saideman	—	200,000	80,000	—	280,000

Ravichandra K. Saligram	150,000	80,000	80,000	—	310,000

Robert K. Shearer	60,000	140,000	80,000	—	280,000

Michael R. Smith	—	140,000	80,000	—	220,000

Janet S. Vergis	70,000	150,000	80,000	—	300,000

Arthur B. Winkleblack	145,000	80,000	80,000	—	305,000

Laurie J. Yoler	—	200,000	80,000	—	280,000

(1)

Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for each director. Awards include grants of RSUs (Stock Awards) and options (Option Awards) under the 2022 Omnibus Equity Compensation Plan. The assumptions used in determining these amounts are set forth in note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 13, 2025.

See “Compensation Plan for Directors” and “Deferred Compensation Plan for Directors” for information regarding the computation of the number of shares or notional shares provided to a director in payment of director fees. Three directors deferred payment of all or a portion of their 2024 fees under the Deferred Compensation Plan for Directors, as follows: Mr. Cashaw, $120,000; Mr. Shearer, $60,000 and Mr. Smith, $60,000.

(2)

At December 31, 2024, the number of shares of our common stock underlying options held by each of the directors listed in the table was: Mr. Cashaw, 19,780; Mr. Irwin 39,040; Mr. Price, 91,450; Ms. Saideman, 30,170; Mr. Saligram, 91,450; Mr. Shearer, 39,040; Mr. Smith, 2,470; Ms. Vergis, 76,790; Mr. Winkleblack, 52,240; and Ms. Yoler, 52,790. At December 31, 2024, the number of RSUs held by each of the directors listed in the table was: Mr. Cashaw, 750; Mr. Irwin, 750; Mr. Price, 750; Ms. Saideman, 750; Mr. Saligram, 750; Mr. Shearer, 750; Mr. Smith, 760; Ms. Vergis, 750; Mr. Winkleblack, 750; and Ms. Yoler, 750.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

In order to ensure that their interests are aligned with the interests of our stockholders, it is expected that each non-employee director will have, within five years from the date on which they join the Board, a number of shares having a value of at least five times the standard annual retainer (which is the annual retainer received by any director who is not a committee chair, the Lead Director or the Chairman). The annual retainer was $120,000 for 2024 and the dollar value of shares required to be held by our directors who have served five or more years was $600,000 as of December 31, 2024. The calculation of ownership includes:

•	shares or RSUs owned by the director (or members of his or her immediate family residing in the same household);

•	notional shares held for the account of the director in the Deferred Compensation Plan for Directors; and

•	shares held in a trust for which a director has shared voting or investment power.

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No portion of the value of stock options are taken into account towards the directors stock ownership guidelines (added by an amendment on April 27, 2022 (the “Amendment Date”)).

Until a non-employee director satisfies his or her stock ownership requirement, the director will be required to hold 50 percent of all shares of our common stock received upon the exercise of stock options, grants of stock, or upon lapse of the restrictions on restricted stock (in each case, net of any shares utilized to pay for the exercise price of an option and/or to satisfy tax withholding obligations). All of our non-employee directors are on track to meet their stock ownership guidelines within five years of the later of the Amendment Date or the date on which they joined the Board.

OUR EXECUTIVE OFFICERS

Listed below are the names, ages and positions held by each of our current executive officers and our Vice President, Controller and Chief Accounting Officer.

Name	Age	Position

Brian Buchert	51	Executive Vice President of Strategy, M&A and Business Partnerships

Patrick D. de Maynadier	64	Executive Vice President, General Counsel and Secretary

Richard A. Dierker	45	Executive Vice President, Chief Financial Officer and Head of Business Operations*

Matthew T. Farrell	68	President and Chief Executive Officer*

Kevin Gokey	63	Executive Vice President, Chief Information Officer

Rene M. Hemsey	57	Executive Vice President, Chief Human Resources Officer

Carlen Hooker	54	Executive Vice President, Chief Commercial Officer

Carlos G. Linares	61	Executive Vice President, Chief Technology Officer & Global New Product Innovation

Joseph J. Longo	54	Vice President, Controller and Chief Accounting Officer

Lee McChesney	53	Executive Vice President, Chief Financial Officer*

Surabhi Pokhriyal	44	Executive Vice President, Chief Digital Growth Officer

Carlos Ruiz Rabago	49	Executive Vice President, Chief Supply Chain Officer

Michael G. Read	50	Executive Vice President, International

*	Mr. Dierker will assume the role of President and Chief Executive Officer, effective April 2, 2025, and Mr. McChesney will assume the role of Chief Financial Officer, effective March 24, 2025.

All executive officers serve at the discretion of our Board of Directors. Mr. Longo serves at the discretion of our CEO.

Biographical information for Messrs. Farrell and Dierker appears under “Director Nominees” under “Proposal 1: Election of Directors.”

Mr. Buchert has been our Executive Vice President of Strategy, M&A and Business Partnerships since April 2022. From January 2016 to March 2022, Mr. Buchert was our Vice President, Corporate Strategy and M&A and prior to that, has held various positions in the Company focused on M&A and strategy since 2006. During his tenure, Mr. Buchert was instrumental in the acquisition by the Company of 18 brands with an aggregate transaction value over $5.3 billion. Prior to joining the Company, Mr. Buchert served in various capacities at Lafarge North America, Morgan Stanley and Columbia Capital where he held various positions of increasing responsibility. Mr. Buchert is a member of the board of directors of the Armand Products Company, a Church & Dwight joint venture.

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CORPORATE GOVERNANCE

Mr. de Maynadier has been our Executive Vice President, General Counsel and Secretary since December 2011. He served in a number of capacities for Hill-Rom Holdings, Inc. and its predecessor, Hillenbrand Industries, Inc., from January 2002 through December 2010, including Senior Vice President, General Counsel and Secretary and Vice President, General Counsel and Secretary. Previously, Mr. de Maynadier served as Executive Vice President, General Counsel and Secretary for CombiMatrix Corporation, as President and Chief Executive Officer of SDI Investments, LLC, a spin-off of Sterling Diagnostic Imaging, Inc., and as Senior Vice President, General Counsel and Secretary of Sterling Diagnostic Imaging, Inc. Earlier in his career, Mr. de Maynadier was a corporate and securities Partner at the law firm Bracewell & Patterson, L.L.P.

Mr. Gokey has been our Executive Vice President, Chief Information Officer since October 2024 and Senior Vice President, Global Chief Information Officer from December 2014 to September 2024. From October 2008 to December 2014, Mr. Gokey was Director, Information Technology. Mr. Gokey has been employed by us since February 1992 in various positions of increasing responsibility. Prior to joining Church & Dwight, Mr. Gokey held a senior information technology management position at Thomas & Betts, a leading electrical & electronics manufacturer. Earlier in his career, Mr. Gokey gained significant experience in information technology at Revlon, National Westminster Bank, Payne Webber and Siemens Medical Systems.

Ms. Hemsey has been our Executive Vice President, Chief Human Resources Officer since April 2022 and our Executive Vice President, Global Human Resources from February 2020 to March 2022. From December 2017 to February 2020, Ms. Hemsey was Vice President, Human Resources and from October 2009 to December 2017 she was Director, Human Resources. Ms. Hemsey has been employed by us since August 2001 in various positions. Prior to Church & Dwight, Ms. Hemsey served in several capacities within the human resources function at Symrise.

Ms. Hooker has been our Executive Vice President, Chief Commercial Officer since April 2023 and our Vice President, Mass Channel from September 2019 to April 2023. Prior to joining Church & Dwight, Ms. Hooker was Vice President, Ferrero U.S.A. Inc., where she was responsible for $256M in gross sales across four departments at Walmart and Sam’s Club, from January 2019 to September 2019, Senior Vice President, Acosta, a large private-equity owned sales and marketing agency from January 2015 to January 2019, and Vice President, Sun Products Corp., where she was responsible for assessing, defining, and implementing, One Sun solutions at top retailers across all channels from September 2012 to December 2014. Previously, Ms. Hooker held various positions with increasing responsibility at Tracfone Wireless Inc., Novartis United States, Pfizer Inc., the Nielsen Company and Kellogg Company.

Mr. Linares has been our Executive Vice President, Chief Technology Officer & Global New Product Innovation since April 2021 and our Executive Vice President, Global Research & Development from June 2017 to April 2021. He currently serves on the board of trustees for TRI Princeton (Vice Chair) and the board of directors for The American Cleaning Institute. From 2012 to 2017, Mr. Linares was the Chief Technology Officer for Sun Products Corporation (“Sun Products”) and also served as the Corporate Innovation Captain for Sun Products’ innovation strategy. Prior to Sun Products, Mr. Linares was the Senior Vice President of Global R&D, Quality and Regulatory, at Alberto Culver. Earlier in his career Mr. Linares gained significant R&D product development and innovation experience at Johnson & Johnson and Procter & Gamble.

Mr. Longo has been our Vice President, Controller and Chief Accounting Officer since September 2020. Prior to joining the Company, Mr. Longo, served as Vice President and Corporate Controller of Dorman Products Inc., a leading supplier of aftermarket auto parts, from December 2019 to June 2020. From January 2017 to August 2019, Mr. Longo served as Vice President and Corporate Controller of Pinnacle Foods Inc., a provider of branded consumer food products, and served at Tyco International Ltd. from September 2007 to December 2016 in roles across accounting, investor relations and business unit financial planning and analysis. He started his career at KPMG US LLP and has held senior accounting positions at Prudential Financial, Inc. and JP Morgan Chase & Co.

Mr. McChesney will assume the role of Executive Vice President and Chief Financial Officer on March 24, 2025. Before joining the Company, Mr. McChesney served as Senior Vice President and Chief Financial Officer of

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CORPORATE GOVERNANCE

MSA Safety Inc. since August of 2022, where he was responsible for global financial operations, including treasury, financial planning and analysis, investor relations, operations finance, commercial finance, accounting and audit, and also led business development. Previously, Mr. McChesney served in various leadership positions at Stanley Black & Decker from 2010 to August 2022, including Vice President, Corporate Finance and Chief Financial Officer, Global Tools and Storage operating unit from February 2021 to August 2022, Chief Financial Officer, Global Tools and Storage and Corporate FP&A from November 2019 to February 2021 and President, Hand Tools, Accessories and Storage operating unit from November 2016 to November 2019. Prior to that, Mr. McChesney served in various finance roles for The Stanley Works from 1999 to 2010, including as Chief Financial Officer, Mechanical Access Solutions and Stanley Security Solutions from 2006 to 2010.

Ms. Pokhriyal has been our Executive Vice President, Chief Digital Growth Officer since October 2024 and Senior Vice President, Chief Digital Growth Officer from February 2022 to September 2024. Prior to joining the Company, Ms. Pokhriyal led large scale global digital transformation and eCommerce acceleration for companies such as Johnson & Johnson and Colgate Palmolive since 2018. From 2006 to 2018, Ms. Pokhriyal led portfolio businesses in the business consulting practice for Cognizant and worked as a consultant in various capacities of increasing responsibility with major consumer goods companies like PepsiCo, Inc., Kimberly-Clark Corporation, The Estee Lauder Companies and Coty Inc. in North America and Europe. Ms. Pokhriyal began her career in 2005 at Procter & Gamble Corporation. Ms. Pokhriyal has been instrumental in evangelizing and executing frictionless commerce, excellence in sales and marketing analytics and elevating digital marketing impact for several major brands.

Mr. Ruiz Rabago has been our Executive Vice President, Chief Supply Chain Officer since December 2024. Mr. Ruiz Rabago has 25 years of end-to-end Supply Chain leadership experience with multi-national companies, most recently in the position of Chief Operations Officer, North America for L’Oreal. In this capacity, Mr. Ruiz Rabago had oversight of all of North America, which is L’Oreal’s second largest region and was responsible for their “end to end” operations, digital supply chain transformation, advancing factory automation, implementing a culture of Lean Six Sigma, and developing their supply chain talent globally. Prior to L’Oreal, Mr. Ruiz Rabago served in regional and global leadership capacities at Kraft Foods, Alcan Group, and General Electric.

Mr. Read has been our Executive Vice President, International, since October 2021. Mr. Read has been with the Company since 2016 serving previously as the General Manager of the Canadian subsidiary. Mr. Read came to the Company from Aryzta AG where he served as Senior Vice President of Customer Development. Prior to that, Mr. Read held several leadership roles at Molson Coors including Global Vice President of Revenue Management, Senior Executive Vice President of Brands and Innovation for Molson Coors UK, and Vice President of Marketing for Coors Light and Portfolio Innovation at Molson Coors Canada. Mr. Read also held progressive brand and sales management roles at Reckitt Benckiser Canada.

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SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 5, 2025 (unless otherwise noted), by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and nominee for director; (iii) each current executive officer named in the “2024 Summary Compensation Table”; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of such person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name. None of the shares held by directors and executive officers included in the table are pledged as security.

	Amount and Nature of Beneficial Ownership(1)		Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)(4)	Percent of Class
BlackRock, Inc.(5)	21,993,660	9.0%	0
State Street Corporation(6)	12,722,021	5.2%	0
The Vanguard Group(7)	30,264,910	12.3%	0
Bradlen S. Cashaw	9,913	*	3,723
Richard A. Dierker	10,153	*	14,123
Matthew T. Farrell(8)	1,641,148	*	107,911
Bradley C. Irwin(9)	63,074	*	0
Penry W. Price	108,423	*	0
Susan G. Saideman	26,067	*	0
Ravichandra K. Saligram(10)	127,627	*	57,564
Robert K. Shearer(11)	58,078	*	25,957
Michael R. Smith	0		541
Janet S. Vergis	83,093	*	0
Arthur B. Winkleblack(12)	49,299	*	0
Laurie J. Yoler(13)	52,220	*	0
Patrick D. de Maynadier(14)	109,322	*	15,512
Michael G. Read	60,524	*	0
Carlos Ruiz Rabago	0	*	0
All executive officers and directors as a group (23 persons)	2,898,562	1.2%	244,319

*	Less than one percent.

(1)

Applicable percentage of ownership is based on 246,109,929 shares of our common stock outstanding as of March 5, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 5, 2025, or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 5, 2025, are deemed outstanding and to be beneficially owned by the person holding such option or RSU for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Does not include shares of common stock underlying performance-based units that are subject to vesting to the extent that performance objectives are achieved.

44	Church & Dwight Co. | 2025 Proxy Statement

SECURITIES OWNERSHIP

(2)

The shares listed in the “Shares” column do not include notional shares of our common stock credited to the account of directors under the Deferred Compensation Plan for Directors or credited to the account of executive officers under the Executive Deferred Compensation Plan. Notional shares do not represent actual shares, but represent interests equivalent in value to the fair market value of shares of our common stock; gains or losses in the interests are based upon gains or losses in the fair market value of our common stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Because notional shares do not represent actual shares, holders of notional share accounts are not entitled to vote with respect to the notional shares.

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 5, 2025, as follows: Mr. Cashaw, 8,140 shares; Mr. Farrell, 1,488,900 shares; Mr. Irwin, 27,400 shares; Mr. Price, 78,810 shares; Ms. Saideman, 18,530 shares; Mr. Saligram, 79,810 shares; Mr. Shearer, 27,400 shares; Mr. Smith, 0 shares; Ms. Vergis, 65,150 shares; Mr. Winkleblack 40,600 shares; Ms. Yoler, 41,150 shares; Mr. Dierker, 0 shares; Mr. de Maynadier, 95,850 shares; Mr. Read, 56,260 shares; Mr. Ruiz Rabago, 0 shares; and all executive officers and directors as a group, 2,500,607 shares.

(4)

The numbers in this column include shares that are issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 5, 2025, as follows: Mr. Cashaw, 750 shares; Mr. Farrell, 0 shares; Mr. Irwin, 750 shares; Mr. Price, 750 shares; Ms. Saideman, 750 shares; Mr. Saligram, 750 shares; Mr. Shearer, 750 shares; Mr. Smith, 0 shares; Ms. Vergis, 750 shares; Mr. Winkleblack, 750 shares; Ms. Yoler, 750 shares; Mr. Dierker, 0 shares; Mr. de Maynadier, 0 shares; Mr. Read, 0 shares; Mr. Ruiz Rabago, 0 shares; and all executive officers and directors as a group, 7,117 shares.

(5)

BlackRock, Inc. provided the following information in Amendment No. 14 to its Schedule 13G, filed with the SEC on January 25, 2024. As of December 31, 2023, BlackRock, Inc. and its affiliates named in such report (collectively, “BlackRock”) reported aggregate beneficial ownership of 21,993,660 shares of our common stock with sole voting power over 20,123,893 shares, shared voting power over no shares, sole dispositive power over 21,993,660 shares and shared dispositive power over no shares. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)

State Street Corporation provided the following information in its Schedule 13G, filed with the SEC on January 29, 2024. As of December 31, 2023, State Street Corporation and its affiliates named in such report (collectively, “State Street”) reported aggregate beneficial ownership of 12,772,021 shares of our common stock with shared voting power over 8,176,472 shares, sole voting power over no shares, shared dispositive power over 12,685,953 shares and sole dispositive power over no shares. The principal business address of State Street is State Street Financial Center, 1 Congress Street, Boston, MA 02114.

(7)

The Vanguard Group provided the following information in Amendment No. 12 to its Schedule 13G, filed with the SEC on February 13, 2024. As of December 31, 2023, The Vanguard Group and its affiliates named in such report (collectively, “TVG”) reported aggregate beneficial ownership of 30,264,910 shares of our common stock with sole voting power over no shares, shared voting power over 329,589 shares, sole dispositive power over 29,208,286 shares and shared dispositive power over 1,056,624 shares. The principal business address of TVG is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Mr. Farrell’s ownership includes 32,941 shares of common stock held by Mr. Farrell’s spouse for which he disclaims beneficial ownership.

(9)	Mr. Irwin’s ownership includes 34,104 shares of common stock held in a trust for which Mr. Irwin holds sole voting and sole investment power.

(10)	Mr. Saligram’s ownership includes 46,247 shares of common stock held in two trusts for which Mr. Saligram holds sole voting and sole investment power.

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SECURITIES OWNERSHIP

(11)	Mr. Shearer’s ownership includes 29,928 shares of common stock held in a trust for which Mr. Shearer holds sole voting and sole investment power.

(12)	Mr. Winkleblack’s ownership includes 7,129 shares of common stock held in a trust for which Mr. Winkleblack holds sole voting and sole investment power.

(13)	Ms. Yoler’s ownership of 9,500 shares of common stock held in a trust for which she shares voting and investment power.

(14)	Mr. de Maynadier’s ownership includes 9,137 shares of common stock held in a trust for which Mr. de Maynadier holds sole voting and investment power.

46	Church & Dwight Co. | 2025 Proxy Statement

CERTAIN RELATIONSHIPS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Code of Conduct includes our policy regarding the review and approval of related person transactions. In accordance with the Code of Conduct, all related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee.

RELATED PERSON TRANSACTIONS

There were no disclosable related person transactions during 2024.

Church & Dwight Co. | 2025 Proxy Statement	47

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of Church & Dwight’s financial statements, compliance with legal and regulatory requirements, and the performance of the internal audit function. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Church & Dwight’s internal control over financial reporting. Deloitte & Touche LLP, Church & Dwight’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Church & Dwight’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations and cash flows of Church & Dwight, and (ii) expressing an opinion on the effectiveness of Church & Dwight’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements and Deloitte & Touche LLP’s evaluation of Church & Dwight’s internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board Standards and the Securities and Exchange Commission.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Arthur B. Winkleblack, Chair

Bradlen S. Cashaw

Penry W. Price

Susan G. Saideman

Robert K. Shearer

Michael R. Smith

48	Church & Dwight Co. | 2025 Proxy Statement

FEES PAID

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2024 and 2023 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Ltd., and their respective affiliates are as follows:

	2024 ($)	2023 ($)
Audit Fees	4,363,100	4,095,000
Audit-Related Fees(1)	39,100	306,041
Tax Fees(2)	341,455	346,178
All Other Fees	—	—
Total	4,743,655	4,747,219

(1)	Audit-related fees primarily include services related to financial and tax due diligence in 2023 and related to consents issued for registration statements filed by the Company in 2024.

(2)	Tax fees include services for tax compliance and planning, assistance with tax audits from taxing authorities, and filing for tax incentives from government agencies.

Church & Dwight Co. | 2025 Proxy Statement	49

PRE-APPROVAL OF AUDIT

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during 2024 in accordance with our policy described below.

The Audit Committee pre-approves all permitted non-audit services to be provided by our independent registered public accounting firm. However, the Audit Committee has delegated to the Chair of the Audit Committee, authority to pre-approve permitted non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

50	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis addresses the compensation paid for 2024 to our named executive officers, which include our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our three other most highly-compensated executive officers serving as of the end of the fiscal year. Our named executive officers (“NEOs”) for the year ended December 31, 2024 were as follows:

Matthew T. Farrell	Chairman, President and Chief Executive Officer
Richard A. Dierker	Executive Vice President, Chief Financial Officer and Head of Business Operations
Patrick D. de Maynadier	Executive Vice President, General Counsel and Secretary
Carlos Ruiz Rabago	Executive Vice President, Chief Supply Chain Officer
Michael G. Read	Executive Vice President, International

EXECUTIVE SUMMARY

2024 Key Business Highlights and Strong Pay for Performance Alignment

We believe that the 2024 compensation of our named executive officers appropriately reflects and rewards their significant contributions to the Company’s performance in a year that demonstrated the strength of our brands, the success of our new products, and our continued focus on execution. During 2024 we delivered the following results and closely aligned our executive compensation programs with these results and our business strategy.

Financial Highlights

$6.1 billion NET SALES	45.7% GROSS MARGIN	$3.44 ADJUSTED DILUTED EPS

$1.16 billion CASH FROM OPERATIONS	124 CONSECUTIVE YEARS OF DIVIDEND PAYMENTS	12.0% TOTAL SHAREHOLDER RETURN

For our 2024 Annual Incentive Plan, we retained the same design as in 2023, utilizing Net Sales, Adjusted Diluted EPS, Cash from Operations, and Strategic Initiatives metrics. The effect of the financial results, and the Strategic Initiatives metric, on payouts under our Annual Incentive Plan are discussed in further detail below under the heading “Annual Incentive Plan.” In addition, the Company delivered total shareholder return (“TSR”), assuming dividends are reinvested, of 12.0 percent, following an increase of 18.7 percent in TSR in 2023.

Alignment to Strategy

The Compensation & Human Capital Committee, or the “Committee,” reviews and analyzes the executive compensation program each year for alignment with our business strategy and evolving market and governance practices for executive compensation. We believe that our current programs are aligned with the Company’s business priorities and designed to encourage stockholder value creation.

As part of the foregoing analysis, the Committee evaluates the relationship between pay and performance of our named executive officers. The analysis includes a review of the relationship between the compensation paid to the CEO and the other named executive officers and Company performance relative to roles having generally corresponding responsibilities within other similarly sized companies. For 2024, the analysis shows a strong link between Company pay and Company performance as it relates to key operating measures.

Church & Dwight Co. | 2025 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

We focus on the following objectives in making compensation determinations:

•	Provide compensation that is competitive in markets in which we compete for management talent. We refer to this objective as “competitive compensation”.

•	Condition the majority of a named executive officer’s compensation on achievement of both short- and long-term performance. We refer to this objective as “performance incentives”.

•

Encourage the aggregation and maintenance of meaningful equity ownership, and the alignment of executive officer and stockholder interests as an incentive to increase stockholder value. We refer to this objective as “alignment with stockholder interests”.

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives”.

Church & Dwight’s fiscal year 2024 results continued to be aligned with pay in the following ways:

•

Annual Incentive Plan: The Annual Incentive Plan aligns the interests of our executives and stockholders by achieving goals that support long-term stockholder return. Each year the Committee assesses the difficulty of the projected EPS goal and provides a rating that influences the target payout. In 2024, the Annual Incentive Plan rating was set at 1.2, a level 20 percent higher than a 1.0 target rating because our projected EPS growth on a percentage basis was significantly more challenging to achieve than the median projected EPS growth of the Corporate Incentive Plan Rating Peer Group (as defined below). The Company achieved a plan rating of 1.39 based on 2024 actual performance, as adjusted. The Annual Incentive Plan payouts to our named executive officers for 2024 are discussed in further detail below under “2024 Compensation – Annual Incentive Plan.”

•

Long-Term Incentive (“LTI”): The Committee utilizes stock options as the primary form of long-term compensation. The Committee believes that stock options provide a strong incentive to increase stockholder value, since the value of stock options is directly dependent on the market performance of our common stock. The Committee believes that options are an appropriate vehicle for long-term equity compensation because they directly reflect the stockholder experience, are straightforward to communicate, and provide value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders in delivering TSR. Beginning in 2023, the Committee approved performance stock units and restricted stock units as additional LTI vehicles in order to more closely align with market practice and to provide our executives with alternative forms of incentives that complement our stock option awards. In deciding the weighting among LTI vehicles, the Committee benchmarked the Compensation Peer Group but also balanced the historical reliance on stock options in driving successful results. For 2023 and 2024, 75% of the long-term incentive awards for the executive officers consisted of stock options, 15% of performance stock units, and 10% of restricted stock units. The performance stock units granted in 2023 and 2024 are measured based on a relative ranking of total shareholder return over a three-year performance period as we believe this is the best output metric available.

52	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION

The principal components of 2024 compensation that we paid to our named executive officers were designed to meet our compensation objectives as follows:

FY24 Pay Element		Objective & Detail
Total Pay → Base Salary		**Salary:** Competitive Compensation
Total Pay → Annual Incentive Plan	Net Sales (20%) Relative Gross Margin (20%) Adjusted Diluted EPS (20%) Cash from Operations (20%) Strategic Initiatives (20%)	**Annual Incentive:** Performance Incentive, Competitive Compensation, Alignment with Stockholder Interests The Annual Incentive Plan is intended to align executive and stockholder interests by incentivizing annual performance goals that support long-term stockholder returns: - Net Sales is a key growth measure used in our industry - Relative Gross Margin is indicative of our ability to control cost of sales and trade spending, as compared to our peers - Adjusted Diluted Earnings Per Share is a key metric used by investors and indicative of profitability impacting our share price - Cash from Operations is a standard metric used by investors and a good indicator of process discipline and execution capabilities - Strategic Initiatives our focus on sustainability and long-term growth
Total Pay → Long-Term Incentive	Stock Options Performance Stock Units Restricted Stock Units	**Long-Term Incentive:** Performance Incentive, Alignment with Stockholder Interests, Competitive Compensation, Retention Incentive - Stock Options provide a strong incentive to increase stockholder value because the value of stock options is directly dependent on market performance of our common stock - Performance Stock Units provide strong alignment to the achievement of relative Total Shareholder Return targets compared to our Performance Peer Group - Restricted Stock Units provide alignment of interests with our stockholders with the value of RSUs increasing or decreasing as the stock price changes
Total Pay → Profit Sharing	Savings and Profit Sharing Plan	**Profit Sharing under Savings and Profit Sharing Plan:** Performance Incentives, Retention Incentives

Church & Dwight Co. | 2025 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation programs include strong governance and reflect best practices to protect and promote our stockholders’ interests.

What We Do:		What We Do Not Do:
☑	Significant stock ownership and stock holding requirements are in place for senior executives.	☒

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits (other than pursuant to our standard relocation policy available on the same basis to Vice Presidents and above).

☑	A majority of our executive compensation is performance-based.	☒	No hedging, pledging or short sales by our non-employee directors or employees with respect to Company securities.

☑	Limited perquisites for executives.	☒	No repricing stock options without prior stockholder approval.

☑	Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.	☒	No overlapping metrics between our annual incentives and our long-term incentives.

☑	Our Annual Incentive Plan utilizes five diverse metrics to avoid over-emphasis on any one short-term measure.	☒	No guaranteed annual incentives.

☑	Engage in risk mitigation by including balanced performance metrics in our compensation programs, clawback provisions and oversight to identify risk.

☑	Change in control cash severance payments and vesting of stock options granted on or after July 30, 2019 require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change in control).

☑	Our Compensation & Human Capital Committee engages an independent compensation consultant, who performs no other work for Church & Dwight, to advise on executive and non-employee director compensation matters.

☑	Robust clawback policies that require the recoupment of excess incentive-based compensation paid to executive officers as a result of a material financial misstatement in accordance with the Dodd-Frank Act and NYSE rules and that permit the recoupment of compensation from a broader group of senior leaders in the case of material financial misstatements, cause conduct, and violations of restrictive covenants.

54	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT

At the 2024 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers, commonly referred to as a Say-on-Pay vote. Our stockholders approved compensation to our named executive officers, with approximately 88.6 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation program. After soliciting input from and engaging with various major stockholders regarding our executive compensation program, the Compensation & Human Capital Committee assessed our compensation programs and found our current mix of performance metrics to be generally balanced and supportive of our pay-for-performance philosophy, consistent with the solid support expressed by our stockholders, and determined to further ensure that our compensation program is supportive of our pay-for-performance philosophy by adjusting our long-term incentive program to introduce restricted stock units and performance-based restricted stock units. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Human Capital Committee will continue to seek and consider stockholder feedback in the future.

2024 EXECUTIVE COMPENSATION HIGHLIGHTS

In 2024 the Committee continued with the following overall design of our Annual Incentive and Long-Term Incentive awards that were approved in 2023, with some minor modifications.

•

Long-Term Incentives. In connection with this evaluation and in consideration of market practice and risk management, the Committee determined to alter its years-long practice of granting long-term incentives entirely in the form of stock options and instead determined that, beginning in 2023, long-term incentives would be granted as a mix of restricted stock units, performance stock units and stock options. For our named executive officers, the mix of awards in 2023 and 2024 was 10% time-based restricted stock units, 15% performance stock units, and 75% stock options. The Committee believes that one of the reasons for the Company’s outperformance over the long term is due to the long-term incentive award significant reliance on stock options. Performance stock units granted in 2023 and 2024 vest entirely based on the achievement of a relative total shareholder return metric over a three-year performance period, reflecting our core principle of alignment with stockholder interests.

•

Annual Incentive Plan. In addition to reviewing and making changes to our long-term incentive program in 2023, our Committee reviewed our Annual Incentive Plan, which had been in place since 2004, and determined to make the following changes beginning in 2023:

•

In addition to the four financial metrics, introduced a fifth metric “Strategic Initiatives”, focused on sustainability and long-term growth, consistent with market practice and our compensation principles, with each of the five metrics equally weighted (i.e., 20% per metric); and

•

In light of the post-COVID supply chain disruptions and inflation that impact how we evaluate our annual gross margin performance, the Committee determined to replace the “Gross Margin” metric with a “Relative Gross Margin” metric, which allows us to consider our performance as a percentile ranking within our Performance Peer Group (as discussed further below).

The Committee reviewed the effectiveness of the 2023 Annual Incentive Plan and Long-Term Incentive awards and approved the following minor administrative modifications for 2024:

•	Adjusted the payout scale for the Relative Gross Margin metric by replacing a quartile ranking with a graduated ranking which removed significant payout swings from one quartile to the next.

•

Adjusted the start date of the performance stock unit performance period to the grant date, rather than using January 1st of the year of grant, to limit the year-over-year variability of the Monte Carlo pricing methodology.

Church & Dwight Co. | 2025 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

MIX OF PAY

For 2024, approximately 89 percent of the CEO’s target total compensation and, on average 70 percent of the other named executive officers’ target total compensation was variable, based on Company and individual performance. Variable compensation consists of the target Annual Incentive Plan payout, target Profit Sharing amount and the target value of long-term incentive awards granted. The percentages below are calculated by dividing each compensation element by target total compensation, which consists of base salary, target Annual Incentive Plan compensation, target Profit Sharing amount plus target long-term incentives.

SALARIES

For 2024, the Committee approved base salary increases of approximately 5 percent on average for Messrs. Farrell, Dierker, de Maynadier and Read to further align base salaries with the corresponding median levels of our Compensation Peer Group and industry survey data. The base salaries of our named executive officers in effect as of December 31, 2024 are set forth in the table below:

Named Executive Officer	2024 Base Salary ($)

Matthew T. Farrell	1,240,000

Richard A. Dierker	726,600

Patrick D. de Maynadier	530,900

Carlos Ruiz Rabago(1)	515,000

Michael G. Read(2)	528,800

(1)	Base salary for Carlos Ruiz Rabago represents the starting annualized base salary upon hire in December 2024.

(2)

Base salary for Michael G. Read is denominated in U.S. dollars (USD); however, as he is employed by Church & Dwight’s Canadian subsidiary, the amount is paid to him in Canadian dollars (CAD). Mr. Read’s base salary has been converted to USD from CAD using the average conversion rate for 2023 of 0.74036 USD per CAD.

Compensation of each of our named executive officers is set forth on the “2024 Summary Compensation Table.”

56	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL INCENTIVE PLAN

Our Annual Incentive Plan utilizes five equally weighted metrics, namely: Net Sales, Relative Gross Margin, Adjusted Diluted EPS, Cash from Operations and Strategic Initiatives. The table below summarizes the reasons the Committee utilizes these metrics for our Annual Incentive Plan.

The principal objective of the Annual Incentive Plan is to align executive and stockholder interests by providing an incentive to our named executive officers to achieve annual performance goals that support long-term

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COMPENSATION DISCUSSION AND ANALYSIS

stockholder return. The performance goals for the financial metrics are established each year to reflect specific objectives set in our annual budget. For the Strategic Initiatives metric, the Committee establishes specific objective goals under each category and measures the attainment of such goals using a detailed scorecard approach. The Committee considers competitive factors, including competitive market data for total cash compensation, which includes salary and target annual incentive bonus opportunities, in determining the amount of annual incentive award opportunities for our named executive officers.

To more accurately reflect the operating performance of our business, the Committee has approved adjustment principles to our reported financial results for the Annual Incentive Plan. Generally, these adjustments are intended to exclude one-time or unusual items and may have either a favorable or unfavorable impact to the payout on the Annual Incentive Plan. Examples of common adjustments include the elimination of the effect of foreign exchange rates that differed from budgeted amounts and the impact of unplanned acquisitions and divestitures. The actual adjustments that apply can vary from year to year and depend on the one-time or unusual events occurring within the year.

As noted below, in structuring target total direct compensation for our named executive officers, we have referenced the 50th percentile of direct compensation of the Compensation Peer Group and survey data. This median has influenced our annual incentive compensation target award levels, although we have from time to time, set target payouts above the median level when we believed that our planned performance was well ahead of the targets of a subset of non-food companies in our Performance Peer Group (the “Corporate Incentive Plan Rating Peer Group”, as described further below).

The Committee uses a numerical performance rating system with a range from 0.0 to 1.85 to determine the payout amounts under the Annual Incentive Plan and establishes a Corporate Incentive Plan Rating. At the beginning of each year, the Committee determines the specific rating for each year by comparing the Company’s projected EPS growth for that year to the average projected EPS growth of the Company’s Corporate Incentive Plan Rating Peer Group. A rating of 1.0 normally represents the target achievement level for plan performance with each participant’s target payout based on his or her target percentage of his or her annual base salary (though in certain cases operating plan level performance results in an above target level payout). For 2024, a 1.2 rating was determined to be appropriate and the target achievement level for plan performance was therefore set to reflect a 1.2 rating with a payout range from 0.0 to 1.9. In 2024, the Company delivered Adjusted Diluted EPS of $3.47 after adjusting for the impairment of intangible and other assets related to our Vitamin, Mineral and Supplement business ($1.10), the cost of restricted stock issued for the Hero acquisition ($0.08), WaterPik tariff refunds (-$0.11), and an adjustment for costs related to the Graphico acquisition ($0.03); which is consistent with prior year adjustments to eliminate the impact of acquisitions. Adjusted Diluted EPS resulted in a year-over-year increase in EPS of 9.5 percent, exceeding the average of the Corporate Incentive Plan Rating Peer Group, and our target Adjusted Diluted EPS growth. The Company exceeded its planned targets for Net Sales, Adjusted Diluted Earnings Per Share, Cash from Operations, and Strategic Initiatives resulting in an actual performance rating of 1.39. In addition to the absolute performance compared to the annual incentive targets, the Company delivered TSR, assuming dividends are reinvested, of 12.0 percent following an 18.7 percent increase in TSR during 2023. The bonus amounts payable to our named executive officers under our Annual Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table.”

58	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table indicates the percentage of salary payable at a 1.0 target rating, the percentage of salary payable at a 1.2 plan rating and the award opportunity for 2024, based on a 1.2 plan rating for each of our named executive officers:

Named Executive Officers

Annual Incentive Plan Target Payouts

Name	Percentage of Salary Payable at 1.0 Performance Rating	Percentage of Salary Payable at 1.2 Performance Rating	Award Opportunity (Based on a 1.2 Performance Rating)(1)

Matthew T. Farrell	150%	180%	$2,232,000

Richard A. Dierker	95%	114%	$ 828,324

Patrick D. de Maynadier	60%	72%	$ 382,248

Carlos Ruiz Rabago(2)	—	—	—

Michael G. Read(3)	60%	72%	$ 380,736

(1)	Amounts represent the target bonus as a percentage of the December 31, 2024 base salary and are rounded to nearest $100.

(2)	Carlos Ruiz Rabago did not receive any amounts under the Company’s Annual Incentive Plan for 2024 due to the timing of his employment start date in December 2024.

(3)	The dollar figure has been converted to USD using the average conversion rate for 2024 of .7302325 USD per CAD (the “CAD Conversion Rate”).

As described further below, in 2024 the Committee referenced competitive compensation data provided by Semler Brossy Consulting Group (“Semler Brossy”) in setting the percentage levels.

The following table indicates, with respect to each corporate performance measure, the threshold level of 2024 performance for which a payout could be made, the target performance level, the maximum performance level, and the actual performance and performance ratings.

2024 Annual Incentive Plan Performance Ranges, Actual Performance and Performance Ratings

(in millions, except gross margin, per share data, and strategic initiatives)

Performance Measure (20% weighting each)	Threshold (0 rating)	Target (1.2 rating)	Maximum (2.0 rating)	Actual Performance (as adjusted)	Rating

Net Sales	$5,858	$6,102	$6,346	$6,122	1.27

Relative Gross Margin	< 25th percentile	55th percentile	80th percentile	44th percentile	0.82

Adjusted Diluted Earnings Per Share	$ 3.28	$ 3.42	$ 3.56	$ 3.47	1.51

Cash From Operations	$ 927	$ 1,030	$ 1,133	$1,159	2.00

Strategic Initiatives	Qualitative with scale of 0.75 to 1.50				1.34

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COMPENSATION DISCUSSION AND ANALYSIS

The corporate performance rating for 2024 was equal to the weighted average number rating of these factors, or 1.39. Based on that performance rating, our named executive officers received award payments under the Annual Incentive Plan for 2024 as shown in the table below:

Named Executive Officers

2024 Annual Incentive Plan Payouts

Name	Plan Rating	Performance Rating vs Plan Rating	Actual Performance Rating	Actual Award Payment(1)(2)	Actual Award as percentage of Award Opportunity (Based on a 1.2 Performance Rating)

Matthew T. Farrell	1.20	1.16	1.39	$2,499,000	116%

Richard A. Dierker	1.20	1.16	1.39	$ 945,300	116%

Patrick D. de Maynadier	1.20	1.16	1.39	$ 439,900	116%

Carlos Ruiz Rabago(3)	—	—	—	—	—

Michael G. Read(4)	1.20	1.16	1.39	$ 419,700	116%

(1)	Amounts rounded to nearest $100.

(2)	The award payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Carlos Ruiz Rabago did not receive any amounts under the Company’s Annual Incentive Plan for 2024 due to the timing of his employment start date in December 2024.

(4)	The dollar figure has been converted to USD using the CAD Conversion Rate.

PROFIT SHARING AMOUNT

Under our Savings and Profit Sharing Plan for Salaried Employees, in which our named executive officers and other salaried employees in the United States participate, we make an annual contribution to each salaried employee’s account based on Company performance during the prior year. The performance metrics used to determine the profit sharing amount are the same ones used for the Annual Incentive Plan. For 2024, the contribution was equal to 6.95 percent of each U.S. named executive officer’s 2024 eligible compensation.

Mr. Read is employed by Church & Dwight Canada and receives benefits consistent with other Church & Dwight Canada employees. Church & Dwight Canada employees receive retirement benefits through the Deferred Profit Sharing Plan (“DPSP”), where Church & Dwight Canada provides a base contribution of 2% of eligible earnings and matches employee contributions to the Registered Retirement Savings Plan (“RRSP”) up to 3%, depositing the match into the DPSP. Additionally, Church & Dwight Canada may contribute up to 4% more in profit-sharing to the DPSP. Any profit sharing amounts above 6% are contributed to a Non-Registered Savings Plan (“NRSP”), with total company profit-sharing contributions typically reaching 7% of eligible earnings. The performance metrics used to determine the profit sharing amount are the same ones used for the Annual Incentive Plan. For 2024 the contribution was equal to 5.95% of Mr. Read’s eligible compensation in 2024.

Additional information on the profit sharing amount for 2024 is under the heading “Saving and Profit Sharing Plan for Salaried Employees.” The profit sharing contributions made to each named executive officer in 2024 are included in the “All Other Compensation” column of the “2024 Summary Compensation Table.”

LONG-TERM INCENTIVE

We provide long-term, equity-based executive compensation for our named executive officers, which aligns our performance and executive officer compensation with the interests of our stockholders. Each year, the Committee approves a target long-term equity award for each executive officer, expressed as a percentage of base salary.

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COMPENSATION DISCUSSION AND ANALYSIS

In connection with our 2024 long-term incentive grants, the Committee targeted the following percentages of salary based on market data for our named executive officers:

Named Executive Officers

Long-Term Incentive as Percent of Salary

Name	Percentage of Salary

Matthew T. Farrell	650%

Richard A. Dierker	320%

Patrick D. de Maynadier	170%

Carlos Ruiz Rabago	120%

Michael G. Read	125%

Beginning in fiscal year 2023, and continuing in 2024, our named executive officers received 75% of their total annual long-term incentive award in stock options, 15% in performance stock units (“PSUs”), and 10% in restricted stock units (“RSUs”). The number of shares underlying PSUs and RSUs granted to our named executive officers is calculated by designating 15% and 10%, respectively, of an amount equal to a percentage of the named executive officer’s salary and, with respect to the PSUs, dividing that amount by the grant date fair value of a share of our common stock underlying the PSUs as determined in accordance with U.S. generally accepted accounting principles using Monte Carlo valuation methodology, and, with respect to the RSUs, the grant date fair value of a share of our common stock, in each case rounded to the nearest 10 shares.

The number of shares underlying stock options, RSUs, and PSUs granted to our named executive officers are set forth below in the “2024 Grants of Plan-Based Awards” table.

Stock Options. In 2024, the Committee continued to utilize options on our common stock as our principal form of long-term compensation. The number of shares underlying options granted to our named executive officers is calculated by designating 75% of an amount equal to a percentage of the named executive officer’s salary and dividing that amount by the grant date fair value of the shares underlying the option, in accordance with U.S. generally accepted accounting principles, rounded to the nearest 10 shares. The grant date fair value of the stock options is calculated in accordance with ASC Topic 718. Stock options granted in 2024:

•	have a 10-year term;

•	vest on the third anniversary of the date of grant;

•	vesting is subject to continued service through such vesting date; and

•	the exercise price is equal to the fair market value per share on the date of grant, based on the closing price as reported on the NYSE on that date.

The Committee believes that stock options provide a strong incentive to increase stockholder value, because the value of the stock options is directly dependent on the market performance of our common stock following the date of grant. Stock options also directly reflect the stockholder experience, are straightforward to communicate, and provide value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders in delivering TSR.

Restricted Stock Units. RSUs align the interests of our named executive officers with those of our stockholders because the value of the RSUs increases or decreases as the price of our stock changes. RSUs vest in equal installments over a three-year period, beginning one year from the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units. PSUs align the interests of our named executive officers with those of our stockholders because the number of shares of stock earned are tied to the achievement of performance targets as well as changes in our stock price. PSUs pay out at the end of a three-year performance period only if we meet relative Total Shareholder Return targets compared to our Performance Peer Group, as described further below.

Grant Practices. Beginning in fiscal year 2023 and continuing in 2024, the Committee approved shifting the annual long-term incentive award grant date from June to the first trading day of March to align timing more closely with peer practice. Grants to new employees are effective on the date the employee commences employment with us, and special grants made to employees at times other than the time of the annual grant are effective on the first trading day of the month following approval of the grant. The per share exercise price of stock options is equal to the closing price of a share of our common stock on the date of grant. Grants of long-term incentive awards made to our executive officers must be approved by the Committee. The Committee approves and grants annual incentive awards, including options, at approximately the same time every year. Outside of the annual grant cycle, the Committee may, from time to time, grant special equity awards, such as in connection with a new hire, and retains discretion to determine the grant dates for any such special equity awards, taking into account all relevant factors. In October 2024, the Committee approved shifting the grant date for off cycle awards from the first trading day of the month to the tenth trading day of the month, except for the month of February when off cycle awards will be granted on the first trading day of March. It is the Company’s policy, and the Committee’s practice, that long-term incentive awards, including options, should be made, to the extent possible and subject to adjustment by the Committee, when all material nonpublic information regarding the Company or its securities has been sufficiently publicly disclosed and that the disclosure of material nonpublic information is not timed for the purpose of affecting the value of long-term incentive awards or executive compensation. We set a schedule in advance for when grants will be made that are set to occur during the Company’s regular open trading windows. We believe that our grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events, since grants become effective in accordance with a long-standing schedule.

We do not permit repricing of options without prior stockholder approval.

PERQUISITES AND CHARITABLE CONTRIBUTIONS

We provide very limited perquisites to our named executive officers. Our named executive officers may receive a comprehensive physical examination through a provider selected by the executive from among three providers that we have approved. We believe it is in our best interest to ensure that our named executive officers’ health is monitored so that any health-related issues pertaining to an executive can be identified and addressed promptly. The average cost for providing this benefit in 2024 is approximately $3,557 per participating executive. We also offer a financial planning program to our named executive officers. The average cost for providing this benefit in 2024 is approximately $12,026 per participating executive.

Except as noted above, we do not have programs for providing personal benefit perquisites to executive officers. From time to time the Company makes donations to non-profit organizations or educational institutions as requested by our executive officers and directors. The aggregate amount of all such donations with respect to all executive officers was $60,000 in 2024.

2025 COMPENSATION AND BENEFITS DECISIONS

For 2025, the Committee approved the following changes to target total direct compensation for our named executive officers, taking into account median levels of our Compensation Peer Group and industry survey data for such year.

•

CEO Compensation. In determining Mr. Dierker’s target total direct compensation for his service as President and CEO, commencing on April 2, 2025, the Committee evaluated CEO compensation levels, with the assistance of its independent compensation consultant, by reference to the Compensation Peer Group as well as to Mr. Farrell’s target total direct compensation. After its evaluation, the Committee set Mr. Dierker’s target total direct compensation within a range of the median level of our Compensation Peer Group and at 85 percent of the level of Mr. Farrell’s target

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COMPENSATION DISCUSSION AND ANALYSIS

total direct compensation in recognition of Mr. Dierker’s first appointment as CEO of a public company as well as Mr. Farrell’s continued role as Chairman of the Board of Directors.

•

CFO Compensation. In determining Mr. McChesney’s target total direct compensation for his service as CFO commencing on March 24, 2025, the Committee evaluated CFO compensation levels, with the assistance of its independent compensation consultant, by reference to the Compensation Peer Group as well as to Mr. Dierker’s target total direct compensation as CFO and Head of Business Operations. After this evaluation, the Committee set Mr. McChesney’s target total direct compensation within a range of the median level of our Compensation Peer Group and at 80 percent of the level of Mr. Dierker’s target as CFO and Head of Business Operations. Mr. McChesney will receive an annual base salary of $700,000, an Annual Incentive Plan target of 85 percent of his base salary, and a Long-Term Incentive target of 245 percent of his base salary. Mr. McChesney will receive a one-time grant of restricted stock units with a two-year ratable vesting schedule with an aggregate grant date value of $2,200,000 as a make-whole award for certain long-term incentive award forfeitures Mr. McChesney will incur from his prior employer. Mr. McChesney is eligible to receive one-time cash sign-on bonuses of $75,000 and $417,222 within 30 days of his start date. The cash sign-on bonus of $417,222 will be paid if his prior employer fails to pay his 2024 bonus within 30 days following the date that he informed his prior employer of his resignation. He is also eligible to receive $125,000 in March 2026. These cash sign-on bonuses are subject to his continued employment with the Company through the payment date and repayment if his employment with the Company terminates within one year of his start date.

•	Base Salaries. As shown in the table below, the Committee approved the following salary increases in 2025 for each named executive officer.

2025 Base Salary

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Base Salary % Increase

Matthew T. Farrell(1)	1,240,000	1,240,000	0.0%

Richard A. Dierker(2)	726,600	1,075,000	47.9%

Patrick D. de Maynadier	530,900	558,000	5.1%

Carlos Ruiz Rabago(3)	515,000	515,000	0.0%

Michael G. Read(4)	528,800	575,000	8.7%

(1)	Matthew T. Farrell will retire from his role as President and Chief Executive Officer, effective April 1, 2025. As part of this transition, he is not eligible for a base salary increase in 2025.

(2)	The 2025 base salary increase for Richard A. Dierker reflects his promotional increase as he assumes the role of President and Chief Executive Officer, effective April 2, 2025.

(3)	Carlos Ruiz Rabago did not receive a base salary increase in 2025 due to the timing of his hire date in December 2024.

(4)	The dollar figures have been converted to USD using the CAD Conversion Rate.

•

Annual Incentive Plan Targets. Mr. Dierker’s Annual Incentive Plan target increased from 95 percent in 2024 to 125 percent in 2025 reflecting his appointment to President and Chief Executive Officer. Mr. de Maynadier’s target increased from 60 percent in 2024 to 65 percent in 2025, and Mr. Read’s target increased from 60 percent in 2024 to 65 percent in 2025.

•

Long-Term Incentive Targets. Mr. Dierker’s Long-Term Incentive target increased from 320 percent in 2024 to 659 percent in 2025 reflecting his appointment to President and Chief Executive Officer. Mr. Read’s target increased from 125 percent in 2024 to 140 percent in 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee reviewed the effectiveness of the Annual Incentive Plan and for 2025 approved changes to replace the Relative Gross Margin metric with an absolute Gross Margin metric. In 2023 the Committee replaced the Gross Margin metric with the Relative Gross Margin metric in light of post-COVID supply chain disruption and inflationary pressures. With post-COVID supply chain disruption and inflationary pressures normalizing, the Committee believes that measuring the absolute Gross Margin more closely aligns with Company performance. The Committee also approved an adjustment to payout scales to align the maximum incentive plan payout to 200% consistent with the Annual Incentive Plan in 2022 and prior, which is consistent with market practices. The Committee approved an increase to the maximum payout of the four financial metrics (Net Sales, Gross Margin, Adjusted Diluted EPS and Cash from Operations) from 200% to 220%, and an adjustment to the payout scale for the Strategic Initiatives metric from 75 to 125% to 80 to 120%, setting the overall maximum plan payout to 200%.

GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

EXECUTIVE STOCK OWNERSHIP GUIDELINES

In order to further align the interests of executive officers with the interests of our stockholders, we maintain stock ownership guidelines for our executive officers that require each executive officer to hold equity in the Company’s stock equal to a multiple of each executive’s salary.

The stock ownership guidelines applicable to each of our named executive officers at the end of 2024 are shown in the following table:

Title	Multiple of Salary Subject to Guidelines

Chief Executive Officer	6.0x

Chief Financial Officer	3.0x

Executive Vice President	2.5x

The calculation of ownership includes:

•	shares acquired and held upon stock option exercises;

•	the value of any vested or unvested stock or restricted stock;

•	stock held in the Company’s Profit Sharing Plan;

•	stock held in the Company’s Employee Stock Purchase Plan;

•	share equivalents held in the Executive Deferred Compensation Plan;

•	shares held in trust; and

•	shares held outright.

Executives are generally expected to achieve the guidelines within five years from the date on which they become subject to our stock ownership guidelines. On April 27, 2022, the Committee approved the removal of 60% of the in-the-money value of vested and unvested stock options, such that no portion of the value of options are taken into account towards the guidelines for executive officers. As a result of the amendment, effective April 27, 2022 (the “Amendment Effective Date)”, executive officers employed as of the Amendment Effective Date have five years from the Amendment Effective Date to meet the new guidelines. If an executive is ever below their ownership requirements, our guidelines require the executive to hold 50 percent of the net, after-tax value of any equity received from the Company’s ongoing compensation programs. As of December 31, 2024, all our executive officers employed as of the Amendment Effective Date are on track to meet their stock ownership guidelines within five years of the Amendment Effective Date and all our executive officers employed following the Amendment Effective Date are on track to meet their stock ownership guidelines within five years of the date on which they became subject to our stock ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

SHORT SALE, HEDGING AND PLEDGING

In accordance with our Insider Trading Policy, and as set forth in “Corporate Governance--Insider Trading Policies and Procedures” above, our directors, executive officers, and other employees are prohibited from (i) engaging in short sales of our securities, (ii) buying or selling puts or calls or other derivative securities on our securities, (iii) participating in equity swap transactions involving Company stock, (iv) purchasing Company stock on margin, (v) short-term trading, (vi) pledging Company stock, (vii) standing orders, and (viii) entering into hedging or monetizing transactions or similar arrangements with respect to our securities (including, without limitation, prepaid variable forward contracts, equity swaps, collars, and exchange funds).

CLAWBACK POLICIES

In accordance with the listing standards and rules of the NYSE, the Board has adopted a mandatory clawback policy that requires the Board to recoup excess incentive-based compensation paid to our executive officers as a result of a material financial misstatement. The Board also adopted a supplemental clawback policy with broad discretion, allowing the Board to seek recoupment from a broader group of senior leaders across the Company when a mandatory recoupment is not required. The supplemental policy covers material financial misstatements as well as cause conduct and violations of restrictive covenants. In addition, clawback provisions are incorporated into the Company’s Annual Incentive Plan and Omnibus Equity Compensation Plan (and underlying award agreements) that are tied to the clawback policies.

ONGOING AND POST-EMPLOYMENT COMPENSATION

We have plans and agreements addressing compensation for our named executive officers that accrue value as the executive officers continue to work for us, provide special benefits upon certain types of termination events, or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.

SAVINGS AND PROFIT SHARING PLAN FOR SALARIED EMPLOYEES

This plan, which we sometimes refer to below as the “Savings and Profit Sharing Plan,” is a tax-qualified defined contribution plan available to all of our salaried employees in the United States. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to the limitations of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), up to a maximum of 70 percent of his or her eligible compensation (approximately 15 percent for highly compensated employees in 2024), which includes salary and payments under the Annual Incentive Plan, on a pre-tax basis or as Roth contributions. We provide a matching contribution equal to 100 percent of the first five percent of eligible compensation that an employee contributes in any year. In addition, the plan provides a profit sharing feature under which we make an annual contribution to the account of each employee based on our performance in the preceding year and can make additional contributions for all employees excluding at or above the executive vice president level, including our named executive officers. The performance measures and results used to calculate the annual contribution level are identical to the Company-wide measures described applicable to payouts under the Annual Incentive Plan described above under “2024 Compensation—Annual Incentive Plan.” Achievement of a performance rating of 1.0 would have resulted in a contribution of five percent of a participant’s base salary and Annual Incentive Plan payments made in 2024. Based on 2024 performance results, the Compensation & Human Capital Committee approved a contribution equal to 6.95 percent of each of the U.S. named executive officer’s eligible compensation in 2024. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including a Company stock fund. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments. Employee contributions and compensation on which our profit sharing contributions may be based cannot exceed limits under the Internal Revenue Code (the eligible compensation limit was $345,000 in 2024).

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Read is employed by Church & Dwight Canada and receives benefits consistent with other Church & Dwight Canada employees. Church & Dwight Canada employees receive retirement benefits through the Deferred Profit Sharing Plan (DPSP), where Church & Dwight Canada provides a base contribution of 2% of eligible earnings and matches employee contributions to the Registered Retirement Savings Plan (RRSP) up to 3%, depositing the match into the DPSP. Additionally, Church & Dwight Canada may contribute up to 4% more in profit sharing to the DPSP. Any profit sharing amounts above 6% are made to a Non-Registered Savings Plan (NRSP), with total company profit sharing contributions typically reaching 7% of eligible earnings. Based on 2024 performance results, the Compensation & Human Capital Committee approved a contribution equal to 5.95% of eligible earnings for Mr. Read.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Executive Deferred Compensation Plan (“EDCP”) and its predecessors collectively have been in effect for over 20 years. The EDCP is a nonqualified deferred compensation plan that provides potential tax benefits for certain employees in the United States, including our named executive officers. Under the EDCP in effect during 2024, an executive officer could defer up to 70 percent of their salary and, in general, up to 70 percent of amounts paid to the executive officer under the Annual Incentive Plan. In addition, an executive can make a separate deferral, which we refer to below as the “Excess Compensation Deferral,” of up to five percent of compensation that exceeds Internal Revenue Code limits on eligible contributions under the Savings and Profit Sharing Plan. We provide a contribution equal to (i) 100 percent of the Excess Contribution Deferral; (ii) five percent of other salary and Annual Incentive Plan deferrals; and (iii) the profit sharing contributions we would have made to the participant’s account under the Savings and Profit Sharing Plan were it not for the Internal Revenue Code limit on the amount of eligible compensation under that plan and the participant’s deferrals into the EDCP. Amendments were made to the EDCP, effective January 1, 2024, to permit “in-service” account elections, adjust base salary and bonus deferral(s) to 1% minimum and 70% maximum (versus the previous minimum of 10% and the previous maximum of 85%), limit the Company match to active participants and retirees for periods of active service, provide additional flexibility on vesting, and make certain operational investment changes.

Amounts deferred under the EDCP generally are not subject to federal, and in many cases state, income taxes until they are distributed. An executive officer can choose to have his or her contributions allocated to one or more of several notional investments, including a notional investment in our common stock. A participant may not initially allocate more than 50 percent of his or her contributions to our common stock, although the participant can increase the notional common stock amount through intra-plan transfers of notional investments previously made. A participant’s account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An executive officer may choose to receive a payout following retirement, either in a lump sum or in annual installments, in accordance with the terms of the EDCP. The EDCP also includes provisions for payment upon termination (pre-retirement) death or disability. See the “2024 Nonqualified Deferred Compensation” table and accompanying narrative for additional information.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have adopted change in control and severance agreements for our executive officers because we believe that these agreements can create management stability during a period of potential uncertainty. Absent such agreements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. We also believe that the agreements provide financial security to an executive officer in the event of an involuntary termination of the executive officer without cause or for good reason following a change in control by providing a meaningful payment to the executive officer. The agreements also provide clear statements of the rights of the executive officers and protect against a change in employment and other terms by an acquirer that would be unfavorable to the executive officer. We also provide severance benefits to our executive officers, although at a lower level, for certain types of employment terminations that do not follow a change in control. We believe these arrangements provide a competitive benefit that enhances our ability to hire and retain capable executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

The change in control and severance agreements provide for payments and other benefits if an executive officer’s employment is terminated without cause, or if an executive officer terminates employment for “good reason,” within two years following a change in control. These provisions require what is sometimes called a “double trigger,” namely both a change in control and a specified termination event, before payment is made. The agreements also provide for lesser payments if these types of terminations occur outside of the context of a change in control. The agreements do not contain an excise tax gross-up provision and, instead provide that, in the event that payments to be made to an executive under the agreements in connection with a change in control would result in the imposition of the excise tax under Section 4999 of the Internal Revenue Code, the payments will be reduced to the highest amount that could be paid without triggering the excise tax if, following the reduction, the executive would retain a greater amount of net after-tax payments than if no reduction were made. If no reduction is made, the executive officer will pay any applicable excise tax.

See “Potential Payments Upon Termination or Change in Control” for further information regarding benefits under the change in control and severance agreements.

HOW COMPENSATION DECISIONS ARE MADE

In connection with 2024 compensation for executive officers, Mr. Farrell, aided by our Human Resources department, provided statistical data and recommendations to the Compensation & Human Capital Committee. Mr. Farrell did not make recommendations and does not participate in discussions or decisions regarding his own compensation. While the Compensation & Human Capital Committee utilized this information, and valued Mr. Farrell’s observations with regard to compensation for our other executive officers, the ultimate decisions regarding executive compensation and goal setting were made by the Compensation & Human Capital Committee.

ROLE OF THE COMPENSATION & HUMAN CAPITAL COMMITTEE IN EXECUTIVE COMPENSATION

As set forth in its written Charter, one of the Compensation & Human Capital Committee’s purposes is to administer our executive compensation program. It is the Compensation & Human Capital Committee’s responsibility to oversee the design of executive compensation programs, policies, and practices; to determine the types and amounts of compensation for executive officers; and to review and approve the adoption, termination, and amendment of, and to administer, our incentive compensation and stock option plans. All compensation for our executive officers ultimately must be approved by the Compensation & Human Capital Committee. Our Human Resources department supports the Compensation & Human Capital Committee’s work, and in some cases, acts under delegated authority to administer compensation programs. In addition, as described above, the Compensation & Human Capital Committee directly engages Semler Brossy, an outside independent compensation consulting firm, to assist in its review of compensation for executive officers.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Representatives from Semler Brossy attend Compensation & Human Capital Committee meetings, participate in executive sessions, and communicate directly with the Committee. Semler Brossy also provides independent consulting services to the Nominating, Governance & Corporate Responsibility Committee regarding non-employee director compensation. In its role as independent compensation consultant, Semler Brossy provides recommendations on compensation for our named executive officers, regularly reviews the Company’s executive compensation programs, in cooperation with management, and regularly reviews the Company’s compensation philosophy, peer group (as described further below) and target competitive positioning for reasonableness and appropriateness.

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COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF PEER GROUPS

The Committee utilizes two distinct peer groups for purposes of benchmarking compensation as well as measuring financial and plan performance – the “Compensation Peer Group” and the “Performance Peer Group” (with an additional non-food companies subset of this peer group, the “Corporate Incentive Plan Rating Peer Group”), each of which is described further below.

Compensation Peer Group. Consists of a group of 17 consumer-packaged goods companies that have revenues in the range of approximately 1/3x to 3x our revenues. Within this classification, the Committee referenced companies with similar distribution channels and with a significant focus on brand recognition, and focused on identifying our closest business competitors and including high valuation companies. We believe there is a strong likelihood that the skills of our named executive officers are transferable among the companies in the Compensation Peer Group and, accordingly, we would expect to compete with these companies for executive officer talent. Below are the criteria used to determine the 2024 Compensation Peer Group:

Criteria for Determining Compensation Peer Group

✓ Industry: consumer packaged goods (other than tobacco and spirits)

✓ Revenue: within 1/3x to 3x of Church & Dwight

✓ Business Fit: similar distribution channels and brand recognition focus

In 2024 the Committee reviewed the Compensation Peer Group to determine potential changes to use when evaluating 2025 compensation and determined that Kenvue, Inc. would be added due to it being a strong industry fit comparator with the Company and it balancing the Company’s relative financial positioning within the Compensation Peer Group.

Compensation Peer Group and Survey Data. The Committee primarily utilizes data from proxy materials with respect to the Compensation Peer Group for our CEO and CFO. With respect to our other named executive officers, the Committee primarily uses survey data in determining compensation due to the limited amount of comparable data available in the proxy materials from companies within the Compensation Peer Group, although the Committee does reference Compensation Peer Group data in determining our other named executive officers’ compensation when there is a meaningful level of relevant data for those positions.

In determining a 2024 competitive market guideline with respect to target total direct compensation, namely base salary, short-term incentive targets and long-term incentives, the Committee referenced a level that approximates the 50th percentile of the Compensation Peer Group, or the survey companies, as applicable. However, the Committee considers overall performance during the year, including TSR and other key financial performance metrics, when evaluating pay levels for our named executive officers. In addition, because a majority of our named executive officers’ compensation is performance-based, actual cash compensation paid to our named executive officers could further vary from that paid to executive officers in the Compensation Peer Group or the survey companies, based on achievement of performance targets.

In making executive compensation decisions for 2024, the Committee reviewed data provided by Semler Brossy Consulting to compare the compensation of our named executive officers to the compensation of executives in the competitive market. The Committee relies on various sources of compensation information to ascertain the competitive market for our named executive officers such as data obtained from proxy materials of the Compensation Peer Group and survey data provided by national compensation consulting firms such as Willis Towers Watson, FW Cook, and Equilar relating to companies in the consumer staples and consumer discretionary sectors within the Company’s revenue scope. The Committee utilizes these materials to assist in decisions regarding base pay, short-term incentive targets under our Annual Incentive Plan and long-term incentives.

Performance Peer Group. In addition to the Compensation Peer Group, the Company utilizes a performance peer group. Beginning in 2023, in connection with the changes made to our Annual Incentive Plan and the addition of PSUs that payout based on achievement of a relative TSR metric, the Committee established

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COMPENSATION DISCUSSION AND ANALYSIS

a Performance Peer Group and selected a group of twenty-five consumer-packaged goods companies which are (1) direct competitors within our industry or strong comparators within related industries, primarily non-durable consumer packaged goods with a strong brand identity, (2) have revenues and market capitalizations of greater than $2 billion to ensure companies are comparable in scale and economic dynamics and (3) are included in the S&P 500 Consumer Staples index. The Performance Peer Group is used for determining the Relative Gross Margin performance in the Annual Incentive Plan, as well as determining the relative TSR performance for the 2024 PSU grants. Separately, a non-food companies subset of the Performance Peer Group, the Corporate Incentive Plan Rating Peer Group, was used to compare the Company’s projected 2024 results with respect to Adjusted Diluted EPS in determining the Annual Incentive Plan rating.

In 2024 the Committee approved modifications to the Performance Peer Group and Corporate Incentive Plan Rating Peer Group to remove Essity AB and Unilever PLC due to the inconsistencies in the reporting guidelines for non-U.S. public companies. The Committee also approved the addition of Coty Inc. and Kenvue, Inc. to the Performance Peer Group and Corporate Incentive Plan Rating Peer Group (Coty Inc. was previously, and remains, included in the Compensation Peer Group and Kenvue, Inc. being a strong industry fit comparator, and was also added to the Compensation Peer Group).

Company Name	Compensation Peer Group	Performance Peer Group	Corporate Incentive Plan Rating Peer Group
Conagra Brands, Inc.		✓
Colgate-Palmolive Company		✓	✓
The Clorox Company	✓	✓	✓
Coty Inc.	✓	✓	✓
Campbell Soup Company	✓	✓
The Estée Lauder Companies Inc.		✓	✓
Energizer Holdings, Inc.	✓	✓	✓
Edgewell Personal Care Company	✓	✓	✓
Flowers Foods, Inc.	✓	✓
General Mills, Inc.		✓
Hasbro, Inc.	✓
The Hershey Company	✓	✓
Kellogg Company		✓
Kenvue, Inc.	✓	✓	✓
Keurig Dr Pepper Inc.	✓	✓
The Kraft Heinz Company		✓
Kimberly-Clark Corporation		✓	✓
Mondelez International, Inc.		✓
McCormick & Company, Incorporated	✓	✓
Monster Beverage Corporation	✓	✓
Newell Brands Inc.	✓	✓	✓
PepsiCo, Inc.		✓
Perrigo Company, plc	✓
The Procter & Gamble Company		✓	✓
Post Holdings, Inc.	✓	✓
Reckitt Benckiser Group plc		✓	✓
The Scotts Miracle-Gro Company	✓
The J. M. Smucker Company	✓	✓

Church & Dwight Co. | 2025 Proxy Statement	69

COMPENSATION DISCUSSION AND ANALYSIS

ACCOUNTING AND TAX CONSIDERATIONS

The Committee may consider various accounting and tax implications of equity-based and other forms of compensation.

When determining the amounts of equity-based awards to be granted, the Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock options, restricted stock units, and performance stock units result in an accounting charge for the Company equal to the fair value of the award issued.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for compensation paid by publicly held companies to certain of their executive officers that is in excess of $1,000,000 per year. Although the Committee is mindful of Section 162(m), the Committee grants compensation consistent with its stated objectives of providing competitive compensation, conditioning the majority of executive officer compensation on the achievement of performance goals, aligning executive officer and stockholder interests, and providing retention incentives. As a result, the Committee has approved, and expects to continue to approve, compensation to current and future executive officers that is not deductible for federal income tax purposes.

70	Church & Dwight Co. | 2025 Proxy Statement

COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT

COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT

The Compensation & Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation & Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted,

Penry W. Price, Chair

Bradley C. Irwin

Ravichandra K. Saligram

Janet S. Vergis

Laurie J. Yoler

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2024 SUMMARY COMPENSATION TABLE

2024 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for 2024, 2023, and 2022 of our Chairman, President and CEO, our Executive Vice President, CFO and Head of Business Operations, and each of the persons who were the next three most highly paid executive officers in 2024, or our “named executive officers,” as defined in Item 402 of Regulation S-K.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(9)	Total ($)

Matthew T. Farrell(4)	2024	1,231,633	—	2,015,000	6,045,000	2,499,000	462,792	12,253,425
Chairman, President and	2023	1,183,975	—	1,808,075	5,424,225	2,530,700	235,191	11,182,166
Chief Executive Officer	2022	1,156,275	—	—	6,590,772	453,600	174,764	8,375,361

Richard A. Dierker(5)	2024	721,950	—	581,280	1,743,840	945,300	225,016	4,217,386
Executive Vice President,	2023	695,275	—	496,625	1,489,875	1,070,000	136,450	3,888,225
Chief Financial Officer and Head of Business Operations	2022	673,300	—	—	1,780,976	191,400	100,087	2,745,763

Patrick D. de Maynadier(6)	2024	527,500	—	225,633	676,898	439,900	141,882	2,011,813
Executive Vice President,	2023	508,000	—	206,456	619,369	521,200	98,043	1,953,068
General Counsel & Secretary	2022	494,500	—	—	750,728	94,900	85,460	1,425,588

Carlos Ruiz Rabago(7) Executive Vice President, Chief Supply Chain Officer	2024	32,188	500,000	1,350,000	—	—	2,237	1,884,425

Michael G. Read(8) Executive Vice President, International	2024	510,667	—	165,393	496,179	419,700	86,616	1,678,555

(1)

Some of our named executive officers deferred a portion of their salary and non-equity incentive plan compensation in 2024 under the EDCP as follows: Mr. Farrell, $169,450; Mr. Dierker, $620,374; and Mr. de Maynadier, $77,204.

(2)

The amounts shown for option and stock awards are based on the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 13, 2025. The below table provides the aggregate value of the performance stock units at the grant date at the target and maximum performance levels. The actual value of the performance stock units at the time of payout will depend upon the achievement of the relative TSR performance measure, as well as the price of our Common Stock at the time of the vesting. For information regarding the number of shares subject to 2024 stock option grants and other features of those grants, see the “2024 Grants of Plan-Based Awards” table.

Named Officer	PSU Value at Target Level (Reported in Stock Awards column above) ($)	PSU Value at Maximum Level ($)

Matthew T. Farrell	1,209,000	2,418,000

Richard A. Dierker	348,768	697,536

Patrick D. de Maynadier	135,380	270,759

Carlos Ruiz Rabago	—	—

Michael G. Read	99,236	198,472

(3)

Includes payments under the Annual Incentive Plan based on achievement of corporate performance measures. See “Compensation Discussion and Analysis—2024 Compensation—Annual Incentive Plan” for further information regarding payments for 2024.

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2024 SUMMARY COMPENSATION TABLE

(4)	Mr. Farrell’s annual base salary increased to $1,240,000 effective March 1, 2024. Mr. Farrell will retire as President and Chief Executive Officer as of April 1, 2025.

(5)

Mr. Dierker’s annual base salary increased to $726,600 effective March 1, 2024. His annual base salary will increase to $1,075,000 effective April 2, 2025, concurrently with assuming his role as President and Chief Executive Officer of the Company.

(6)	Mr. de Maynadier’s annual base salary increased to $530,900 effective March 1, 2024.

(7)

Mr. Ruiz Rabago began employment with Church & Dwight on December 9, 2024. Mr. Ruiz Rabago’s annualized base salary is $515,000. As part of his offer, the Mr. Ruiz Rabago received a cash sign-on bonus of $500,000 and a grant of restricted stock units with a grant date fair value of $1,350,000.

(8)	Mr. Read’s annual base salary increased to $528,800 effective March 1, 2024. All dollar figures in the table have been converted to USD using the CAD Conversion Rate.

(9)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2024:

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2024 ALL OTHER COMPENSATION TABLE

2024 All Other Compensation Table

Name and Principal Position	Year	Dividend Equivalents on Vested Restricted Stock Units	Profit Sharing(2)	Qualified Savings Plan Company Match(3)	Non- Qualified Savings Plan Company Match(4)	Company Donations to Charitable Organizations	Executive Health Program	Relocation	Perquisites

Matthew T. Farrell	2024	3,193	261,482	17,250	170,867	10,000	—	—	—

Chairman, President and	2023	—	140,013	16,500	65,379	10,000	3,300	—	—

Chief Executive Officer	2022	—	83,250	15,250	64,335	10,000	1,930	—	—

Richard A. Dierker	2024	877	124,541	17,250	72,348	10,000	—	—	—

Executive Vice President,	2023	—	75,811	16,500	27,834	10,000	2,272	—	4,034

Chief Financial Officer and Head of Business Operations	2022	—	41,758	15,250	33,079	10,000	—	—	—

Patrick D. de Maynadier	2024	362	72,885	17,250	35,185	10,000	3,750	—	2,450

Executive Vice President,	2023	—	51,548	16,500	13,645	9,000	3,000	—	4,350

General Counsel & Secretary	2022	—	27,093	15,250	18,867	10,000	3,000	—	11,250

Carlos Ruiz Rabago	2024	—	2,237	—	—	—	—	—	—

Executive Vice President, Chief Supply Chain Officer

Michael G. Read	2024	238	56,051	—	15,327	—	—	—	15,000

Executive Vice President, International(1)

(1)	The dollar figures have been converted to USD using the CAD Conversion Rate, as applicable.

(2)	Represents profit sharing contributions for U.S. executive officers into the Savings and Profit Sharing Plan and the EDCP, and for Canadian executive officers into the RRSP, DPSP and NRSP.

(3)	Represents employer matching contributions paid in the applicable year for U.S. executive officers into the Savings and Profit Sharing Plan, and for Canadian executive officers into the RRSP and DPSP.

(4)	Represents employer matching contributions paid in the applicable year for U.S. executive officers into the EDCP and for Canadian executive officers into the NRSP.

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2024 GRANTS OF PLAN-BASED AWARDS

2024 GRANTS OF
PLAN-BASED
AWARDS
The following table provides information regarding plan-based awards granted to our named executive officers in 2024.

Name	Grant Date (1)	Approval Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Possible Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
			Threshold ($) (2)	Target (at 1.0 rating) ($)	Maximum ($)	Threshold (#) (2)	Target (#)	Maximum (#)

Matthew T. Farrell

Annual Incentive Plan			—	1,847,500	3,417,800

Stock Options	3/1/2024	1/31/2024								202,780	$100.28	6,045,000

Restricted Stock Units	3/1/2024	1/31/2024							8,040			806,000

Performance Stock Units	3/1/2024	1/31/2024				—	9,890	19,780				1,209,000

Richard A. Dierker

Annual Incentive Plan			—	685,900	1,268,800

Stock Options	3/1/2024	1/31/2024								58,500	$100.28	1,743,840

Restricted Stock Units	3/1/2024	1/31/2024							2,320			232,512

Performance Stock Units	3/1/2024	1/31/2024				—	2,850	5,700				348,768

Patrick D. de Maynadier

Annual Incentive Plan			—	316,500	585,500

Stock Options	3/1/2024	1/31/2024								22,710	$100.28	676,898

Restricted Stock Units	3/1/2024	1/31/2024							900			90,253

Performance Stock Units	3/1/2024	1/31/2024				—	1,110	2,220				135,380

Carlos Ruiz Rabago (8)

Annual Incentive Plan			—	—	—

Stock Options										—	—	—

Restricted Stock Units	12/9/2024	10/3/2024							12,750			1,350,000

Performance Stock Units						—	—	—

Michael G. Read (9)

Annual Incentive Plan			—	306,400	566,800

Stock Options	3/1/2024	1/31/2024								16,640	$100.28	496,179

Restricted Stock Units	3/1/2024	1/31/2024							660			66,157

Performance Stock Units	3/1/2024	1/31/2024				—	810	1,620				99,236

(1)	For information regarding the timing of Long-Term Incentive grants, see “Compensation Discussion and Analysis—Long-Term Incentive Grant Practices.”

(2)	There is no specified minimum award payout.

(3)
Constitutes target and maximum award opportunities for our named executives under our Annual Incentive Plan. See “Compensation Discussion and Analysis—2024 Compensation—Annual Incentive Plan” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the
“Non-Equity
Incentive Plan Compensation” column in the “2024 Summary Compensation Table”. Amounts are rounded to the nearest $100.

(4)	Constitutes the performance stock units target and maximum award opportunities for our named executive officers.

(5)
These amounts include awards of restricted stock units granted to our named executive officers on March 1, 2024 for Messrs. Farrell, Dierker, de Maynadier and Read, and on December 9, 2024 for Mr. Ruiz Rabago.

(6)
The amounts shown in this column represent the shares of our common stock underlying options granted under the Omnibus Equity Compensation Plan in 2024. All options were granted with an exercise price per share equal to the closing price per share as reported

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2024 GRANTS OF PLAN-BASED AWARDS

on the NYSE on the date of grant. The options vest as to all underlying shares on the third anniversary of the date of grant and terminate ten years from the date of grant, subject to earlier termination upon the occurrence of specified events. All stock options granted on or after July 20, 2019, require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change in control).

(7)
The grant date fair value is computed in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 12 to our consolidated financial statements in our Annual Report Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC on February 13, 2025.

(8)
Carlos Ruiz Rabago did not receive any amounts under the Company’s Annual Incentive Plan for 2024 due to the timing of his employment start date in December 2024. As part of his offer, Mr. Ruiz Rabago received a grant of restricted stock units with a grant date fair value of $1,350,000.

(9)	The dollar figures have been converted to USD using the CAD Conversion Rate, as applicable.

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2024 OUTSTANDING EQUITY AWARDS

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding equity awards held by our named executive officers on December 31, 2024.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

Matthew T. Farrell

Stock Options	259,450		$50.28	6/18/2028

Stock Options	376,610		$77.33	6/17/2029

Stock Options	485,020		$73.87	6/15/2030

Stock Options	367,820		$84.54	6/14/2031

Stock Options		308,410	$84.85	6/13/2032

Stock Options		226,670	$83.13	3/1/2033

Stock Options		202,780	$100.28	3/1/2034

Restricted Stock Units					5,801	607,423

Restricted Stock Units					8,040	841,868

Performance Stock Units							9,780	1,024,064

Performance Stock Units							9,890	1,035,582

Richard A. Dierker

Stock Options		83,340	$84.85	6/13/2032

Stock Options		62,260	$83.13	3/1/2033

Stock Options		58,500	$100.28	3/1/2034

Restricted Stock Units					1,594	166,908

Restricted Stock Units					2,320	242,927

Performance Stock Units							2,690	281,670

Performance Stock Units							2,850	298,424

Patrick D. de Maynadier

Stock Options	54,510		$73.87	6/15/2030

Stock Options	41,340		$84.54	6/14/2031

Stock Options		35,130	$84.85	6/13/2032

Stock Options		25,880	$83.13	3/1/2033

Stock Options		22,710	$100.28	3/1/2034

Restricted Stock Units					661	69,213

Restricted Stock Units					900	94,239

Performance Stock Units							1,120	117,275

Performance Stock Units							1,110	116,228

Carlos Ruiz Rabago

Restricted Stock Units					12,750	1,335,053

Michael G. Read

Stock Options	8,700		$53.75	6/19/2027

Stock Options	9,090		$50.28	6/18/2028

Stock Options	6,040		$77.33	6/17/2029

Stock Options	7,290		$73.87	6/15/2030

Stock Options	5,440		$84.54	6/14/2031

Stock Options	19,700		$82.24	10/1/2031

Stock Options		23,650	$84.85	6/13/2032

Stock Options		16,820	$83.13	3/1/2033

Stock Options		16,640	$100.28	3/1/2034

Restricted Stock Units					434	45,444

Restricted Stock Units					660	69,109

Performance Stock Units							730	76,438

Performance Stock Units							810	84,815

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2024 OUTSTANDING EQUITY AWARDS

(1)	Options vest and expire as to all of the underlying unexercisable shares as follows:

Option Exercise Price ($)	Expiration Date	Vesting Date

84.85	6/13/2032	6/13/2025

83.13	3/1/2033	3/1/2026

100.28	3/1/2034	3/1/2027

In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to July 30, 2019, immediately vest upon a change in control unless our Board of Directors determines otherwise. All stock options granted on or after July 20, 2019, require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change in control).

(2)	Represents the restricted stock units awarded to the named executive officers as part of their annual equity grants.

(3)	Based on the closing price per share of our common stock on December 31, 2024, of $104.71.

(4)

Represents the number of performance stock units awarded to the named executive officers. As the threshold payout amount is zero, such number represents the number of shares based on the target payout at the end of fiscal year 2024.

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2024 OPTION EXERCISES AND STOCK VESTED

2024 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and stock vested by our named executive officers during 2024.

	Option Awards		Stock Awards

Name	# Shares Acquired on Exercise	Value Realized on Exercise ($)	# Shares Acquired on Vesting	Value Realized on Vesting ($)
Matthew T. Farrell	1,150,000	63,874,299	2,899	290,248
Richard A. Dierker	111,120	2,635,281	796	79,696
Patrick D. de Maynadier	168,940	8,102,868	329	32,939
Carlos Ruiz Rabago	—	—	—	—
Michael G. Read	13,500	683,532	216	21,626

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2024 NONQUALIFIED DEFERRED COMPENSATION

2024 NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers are among the employees eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our common stock. The other notional investments are based on a group of mutual funds. We also made contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under the Savings and Profit Sharing Plan for Salaried Employees but for (i) limitations imposed by the Internal Revenue Code on plan contributions, and (ii) the participant’s deferrals under the EDCP. Following retirement, participants may elect to receive either a lump sum payment or installment payments for up to 20 years. A participant’s interest in the portion of his or her account derived from our contributions, vests, depending on the nature of the contribution, between two to five years from commencement of employment.

The following table provides details regarding nonqualified deferred compensation for our named executive officers in 2024.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End ($)(2)
Matthew T. Farrell	169,450	406,955	1,557,308	—	15,204,659
Richard A. Dierker	620,374	166,577	912,955	—	6,472,201
Patrick D. de Maynadier	77,204	80,160	322,925	—	3,328,913
Carlos Ruiz Rabago	—	—	—	—	—
Michael G. Read(3)	—	—	—	—	—

(1)

All amounts shown in this column are reported as compensation in the “2024 Summary Compensation Table” for 2024. These amounts include contributions made after the end of 2024 which were earned with respect to 2024.

(2)

Includes amounts that are reported as compensation in the “2024 Summary Compensation Table” for 2023 and 2022 as follows: Mr. Farrell, $545,012; Mr. Dierker, $875,360 and Mr. de Maynadier, $487,818. Amounts shown in this column also include contributions made after the end of 2024 which were earned with respect to 2024.

(3)	Mr. Read does not participate in the EDCP as he is not a U.S. employee.

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POTENTIAL PAYMENTS UPON TERMINATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may have been made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2024 (except as otherwise noted).

The information in this section does not include information relating to the following:

•	distributions under the EDCP—see “2024 Nonqualified Deferred Compensation” for information regarding this plan,

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including the Savings and Profit Sharing Plan for Salaried Employees,

•	restricted shares and shares underlying options that vested prior to the termination event—see the “2024 Outstanding Equity Awards at Fiscal Year-End” table, and

•	short-term incentive payments that would not be increased due to the termination event.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have entered into Change in Control and Severance Agreements with each named executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50 percent or more of our common stock,

•	the consummation of a merger or other business combination or a sale of all or substantially all of our assets, or

•

within any 24-month period, “incumbent directors” no longer constitute at least a majority of our Board of Directors; “incumbent directors” are (i) persons who were directors immediately before the beginning of the 24-month period and (ii) persons who are elected to our Board of Directors by a two-thirds vote of the incumbent directors.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason, generally within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to two times (three times for Mr. Farrell) the sum of such executive officer’s base salary plus target bonus award under the Annual Incentive Plan for the year in which such termination occurs, and

•

a lump sum payment equal to the executive officer’s target bonus award under the Annual Incentive Plan multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

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POTENTIAL PAYMENTS UPON TERMINATION

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to the executive officer’s base salary (Mr. Farrell will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter), and

•

a lump sum payment equal to the Annual Incentive Plan award that would have been payable to the executive officer based on actual performance multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment (to be paid on the later of the regularly scheduled payment date for the award and six months following the date of termination of employment).

“Good reason” means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a material demotion in title, position, or duties; (ii) the executive officer’s base salary and target award percentage or benefits are materially decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event that an executive officer becomes liable for payment of any excise tax under Section 4999 of the Internal Revenue Code with respect to any “excess parachute payments” under Section 280G of the Internal Revenue Code to be received under the agreement in connection with a change in control, we will reduce the payments below the threshold amount for “excess parachute payments” set forth in Section 280G, if the reduction would provide the executive with greater net after-tax payments than would be the case if no reduction were made and the payments were subject to excise tax under Section 4999 of the Internal Revenue Code.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance; and (iii) payment for unused vacation time. The agreement also contains non-competition, non-solicitation, and non-disparagement provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

VESTING PROVISIONS PERTAINING TO LONG-TERM INCENTIVE AWARDS UPON A CHANGE IN CONTROL

Under the Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan a “double trigger” is required for the vesting of grants made under the Omnibus Equity Compensation Plan on or after July 30, 2019, to participants with the title of Executive Vice President or Chief Executive Officer. Pursuant to the Omnibus Equity Compensation Plan, if, in connection with a “change of control,” which definition of “change of control” is similar to the definition of “change in control” under the Change in Control and Severance Agreements, an acquirer of the Company assumes, substitutes or converts such grants to similar grants of the surviving corporation on an economically-equivalent basis and otherwise in accordance with the Plan, and the applicable participant’s employment terminates without “cause” or for “good reason” as defined in the Change in Control and Severance Agreements upon or within 24 months following the change of control, then upon such termination, grants of stock options, restricted stock units and performance stock units will automatically accelerate and become fully vested (at target values, if such grants are subject to performance conditions). However, pursuant to

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POTENTIAL PAYMENTS UPON TERMINATION

our 2024 performance stock unit grant agreement, performance stock units will vest at the target level of performance on a pro-rated basis, calculated by multiplying the number of shares subject to the grant of performance stock units by a fraction, the numerator of which is the number of days that have elapsed from the start of the applicable performance period until the date of the grantee’s termination of employment, and the denominator of which is 1,095 for performance stock units granted in 2023 and 1,036 for performance stock units granted in 2024. Stock options granted prior to July 30, 2019, vest immediately upon a change of control, unless the Board of Directors determines otherwise.

TABLE OF BENEFITS UPON TERMINATION EVENTS

The following tables show potential payments to our named executive officers, including without limitation a change in control, assuming a December 31, 2024, termination date. In connection with the amounts shown in the table:

•

Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $104.71 closing price per share of our common stock on December 31, 2024, as reported on the NYSE. Restricted stock unit and performance stock unit benefit amounts for each unit as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the units multiplied by $104.71. The values set forth in the tables below assume that each named executive officer’s employment is terminated simultaneously with the occurrence of a change in control. Stock options are included in the table as they continue to vest in accordance with the terms of grant for three years for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement” treatment, and upon death or disability, in accordance with the terms of our plans. Amounts for restricted stock units are included in the table as they would accelerate for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement” treatment, and upon death or disability, in accordance with the terms of our plans. Amounts for performance stock units are included in the table as they would accelerate for named executive officers who are terminated upon death or disability, in accordance with the terms of our plans. Performance stock units are included in the table as they will continue to vest and be subject to the achievement of the applicable performance goals for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement treatment, in accordance with the terms of our plans.

•	As of December 31, 2024, Messrs. Farrell and de Maynadier met the minimum “age plus years of service” requirement for retirement.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

•

Under the Change in Control and Severance Agreements, if the named executive officer is terminated on December 31, he or she will be entitled to no additional payments with respect to this component beyond what the executive earned under the Annual Incentive Plan. The amounts earned by each named executive officer under the Annual Incentive Plan for 2024 are reported in the “Non-Equity Incentive Plan Compensation” column in the “2024 Summary Compensation Table.” As noted above, in connection with a termination following a change in control, each executive officer would be entitled to a payment equal to his or her target bonus under the Annual Incentive Plan.

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POTENTIAL PAYMENTS UPON TERMINATION

Name and Principal Position	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause or for Good Reason ($)	Retirement ($)	Death and Disability ($)
Matthew T. Farrell
Chairman, President and Chief Executive Officer
Severance Payments(1)	9,300,000	2,480,000	—	—
Stock Options	11,914,877	11,914,877	11,914,877	11,914,877
Restricted Stock Units	1,449,291	1,449,291	1,449,291	1,449,291
Performance Stock Units	2,059,646	2,059,646	2,059,646	1,037,909
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	52,107	34,738	—	—
Total	24,775,921	17,938,552	15,423,814	14,402,077
Richard A. Dierker
Executive Vice President, Chief Financial Officer and Head of Business Operations
Severance Payments(1)	2,833,740	726,600	—	—
Stock Options	3,257,858	—	—	3,257,858
Restricted Stock Units	409,835	—	—	409,835
Performance Stock Units	290,138	—	—	290,138
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	48,099	24,050	—	—
Total	6,839,670	750,650	—	3,957,831
Patrick D. de Maynadier
Executive Vice President, General Counsel & Secretary
Severance Payments(1)	1,698,880	530,900	—	—
Stock Options	1,356,778	1,356,778	1,356,778	1,356,778
Restricted Stock Units	163,452	163,452	163,452	163,452
Performance Stock Units	233,503	233,503	233,503	118,049
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	34,738	17,369	—	—
Total	3,487,351	2,302,002	1,753,733	1,638,279
Carlos Ruiz Rabago
Executive Vice President, Chief Supply Chain Officer
Severance Payments(1)	1,648,000	515,000	—	—
Stock Options	—	—	—	—
Restricted Stock Units	1,335,053	—	—	1,335,053
Performance Stock Units	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	48,099	24,050	—	—
Total	3,031,152	539,050	—	1,335,053

84	Church & Dwight Co. | 2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION

Name and Principal Position	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause or for Good Reason ($)	Retirement ($)	Death and Disability ($)
Michael G. Read(2)
Executive Vice President, International
Severance Payments(1)	1,692,160	528,800	—	—
Stock Options	906,380	—	—	906,380
Restricted Stock Units	114,553	—	—	114,553
Performance Stock Units	80,050	—	—	80,050
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	13,486	6,743	—	—
Total	2,806,629	535,543	—	1,100,983

(1)	“Severance Payments” amount for each of our named executive officers excludes the $10,000 outplacement benefit.

(2)	The dollar figures have been converted to USD using the CAD Conversion Rate, as applicable.

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CEO PAY RATIO

CEO PAY RATIO

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation & Human Capital Committee monitors the relationship between the pay our officers receive and the pay our non-officer employees receive. The compensation for our CEO in 2024 was approximately 157.1:1 times the 2024 pay for our median employee.

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using the required calculations. As permitted by the rules, we used the median employee identified in 2023 for our 2024 analysis. There was no significant change in the Company’s employee population from 2023 to 2024 or in our compensation arrangements. In 2023, we examined the target total cash compensation (base salary plus target bonus) for all individuals excluding our CEO, who were employed by us on November 30, 2023. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments, or estimates with respect to target total cash compensation. We excluded four employees from Brazil, which represented less than one percent of the Company’s total employee population of 5,575 as of November 30, 2023. We believe the use of target total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

We calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table in this Proxy Statement.

As illustrated in the table below, our 2024 CEO to median employee pay ratio is 157.1:1.

	CEO to Median Employee Pay Ratio

	President and CEO	Median Employee
Base Salary	$1,231,633	$65,938
Annual Incentive Plan Compensation	2,499,000	3,930
Long-Term Incentive Awards	8,060,000	—
All Other Compensation	462,792	8,120
TOTAL	12,253,425	77,988
CEO Pay to Median Employee Pay Ratio	157.1	1

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2024

The following table provides information as of December 31, 2024, regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, warrants and rights	(b) Weighted-Average Exercise Price of Outstanding Options, warrants and rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	8,435,682	$77.10	15,171,173

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PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
As required under the SEC pay versus performance rules adopted under the Dodd-Frank Act (“PvP Rules”), we are providing the following information about the relationship between “compensation actually paid” to our CEO (referred to below as our principal executive officer or PEO) and average “compensation actually paid” to our named executive officers (“NEOs”) and certain financial performance of the Company for the last five years, in each case, calculated in a manner consistent with PvP Rules. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

PAY VERSUS PERFORMANCE

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (1) (c)		Average Summary Compensation Table Total for Non-PEO NEOs (2) (d)		Average Compensation Actually paid to Non-PEO NEOs (1) (2) (e)		Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (4) (h)	Company- Selected Measure: Adjusted Diluted EPS (5) (i)
								Total Shareholder Return (f)	Peer Group Total Shareholder Return (3) (g)
2024	$12,253,425	$19,816,257		$2,448,044		$3,232,756		$158	$146	$585	$3.47
2023	$11,182,166	$24,015,899		$2,457,117		$4,099,117		$141	$126	$756	$3.17
2022	$8,375,361	$(5,956,688	) (7)	$1,673,157		$(8,738	) (8)	$119	$126	$414	$1.72
2021	$8,889,526	$26,421,358		$1,743,820	(6)	$3,270,073	(6)	$149	$133	$828	$3.04
2020	$9,902,703	$22,777,595		$2,018,372		$3,794,101		$125	$116	$786	$2.85

(1)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (“CAP”) to Mr. Farrell, and to our NEOs other than Mr. Farrell, respectively. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the PvP Rules, the following adjustments were made to the “Total” amount of compensation reported on the Summary Compensation Table (“SCT”):

PEO SCT Total to CAP Reconciliation

Year	Salary	Bonus and Non-Equity Incentive Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)		CAP
2024	$1,231,633	$2,499,000	$462,792	$12,253,425	$(8,060,000)	$15,622,831		$19,816,257
2023	$1,183,975	$2,530,700	$235,191	$11,182,166	$(7,232,300)	$20,066,032		$24,015,899
2022	$1,156,275	$453,600	$174,764	$8,375,361	$(6,590,722)	$(7,741,328	) (7)	$(5,956,688	) (7)
2021	$1,117,400	$1,130,800	$281,718	$8,889,526	$(6,359,608)	$23,891,440		$26,421,358
2020	$1,084,825	$2,195,700	$447,873	$9,902,703	$(6,174,305)	$19,049,196		$22,777,595

Average Non-PEO NEOs (2) SCT Total to CAP Reconciliation

Year	Salary	Bonus and Non-Equity Incentive Compensation	All Other Compensation (i)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)		CAP
2024	$448,076	$576,225	$113,938	$2,448,044	$(1,309,806)	$2,094,517		$3,232,756
2023	$548,225	$662,375	$177,561	$2,457,117	$(1,068,956)	$2,710,956		$4,099,117
2022	$533,613	$117,575	$84,254	$1,673,157	$(937,716)	$(744,180	) (8)	$(8,738	) (8)
2021	$513,474	$285,050	$107,146	$1,743,820	$(838,150)	$2,364,402		$3,270,073
2020	$501,338	$565,600	$144,288	$2,018,372	$(807,146)	$2,582,875		$3,794,101

(i)	Reflects “all other compensation” reported in the SCT for each year shown.

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PAY VERSUS PERFORMANCE

(ii)
Represents the grant date fair value of equity-based awards granted each year. We do not have a pension program for any of the years reflected in this table; therefore, a deduction from SCT total related to pension value is not needed.

(iii)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2024 is further detailed in the supplemental table below:

PEO Equity Component of CAP for Each Fiscal Year (FY)

Year	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (IV) (a)		Change in Value of Prior Years’ Awards That Vested in FY (IV) (b)	Change in Value of Prior Years’ Awards Unvested at 12/31 (IV) (c)		Equity Value Included in CAP (d) = (a) + (b) + (c)
2024	Options/RSUs/PSUs	$8,782,262		$3,246,832	$3,593,737		$15,622,831
2023	Options/RSUs/PSUs	$9,453,817		$5,228,516	$5,383,700		$20,066,032
2022	Options	$6,325,489	(7)	$(4,379,219)	$(9,687,598	) (7)	$(7,741,328	) (7)
2021	Options	$10,985,931		$(1,173,880)	$14,079,390		$23,891,440
2020	Options	$7,482,445		$1,887,995	$9,678,757		$19,049,196

Average Non-PEO NEOs (2) Equity Component of CAP for each Fiscal Year (FY)

Year	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (IV) (a)		Change in Value of Prior Years’ Awards That Vested in FY (IV) (b)	Change in Value of Prior Years’ Awards Unvested at 12/31 (IV) (c)		Equity Value Included in CAP (d) = (a) + (b) + (c)
2024	Options/RSUs/PSUs	$1,365,146		$314,071	$415,300		$2,094,517
2023	Options/RSUs/PSUs	$1,397,538		$578,670	$734,748		$2,710,956
2022	Options	$899,979	(8)	$(494,713)	$(1,149,445	) (8)	$(744,180	) (8)
2021	Options	$1,213,885		$(145,752)	$1,296,270		$2,364,402
2020	Options	$978,154		$262,936	$1,341,785		$2,582,875

(iv)
Stock option fair values, reported for CAP purposes, are estimated using a Black-Scholes option pricing model. The methodology used for determining the model inputs is consistent with the valuation performed on the grant date. This model requires several assumptions: (i.e., volatility, term, dividend yield, and risk-free interest rate) as of the measurement date.

Restricted stock unit fair values are calculated using the stock price as of the measurement date.
Performance stock unit fair values, reported for CAP purposes, are estimated using a Monte Carlo pricing model. The methodology used for determining the model inputs is consistent with the valuation performed on the grant date. This model requires several assumptions: (i.e., volatility, financial metric multiplier, realized performance, and risk-free interest rate) as of the measurement date.

(2)	The non-principal executive officer (PEO) named executive officers (NEOs) reflected in columns (d) and (e) represent the following individuals for each of the years shown:
2024: Richard Dierker, Patrick de Maynadier, Carlos Ruiz Rabago, Michael Read
2023: Richard Dierker, Patrick de Maynadier, Barry Bruno, Carlos Linares
2022: Richard Dierker, Patrick de Maynadier, Barry Bruno, Carlos Linares
2021: Richard Dierker, Patrick de Maynadier, Britta Bomhard, Barry Bruno
2020: Richard Dierker, Patrick de Maynadier, Britta Bomhard, Steven Cugine

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PAY VERSUS PERFORMANCE

(3)
As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the S&P 500 Households Products Index, which is the industry index reported in Part II, Item 5, of our Annual Report on Form 10-K for the year ended December 31, 2024, in accordance with Item 201(e) of Regulation S-K. For the Company and our peer group, the TSR for each year reflects what the cumulative value would be based upon an initial $100 investment, including reinvestment of dividends, made at the beginning of the applicable performance period (January 1, 2020).

(4)	Net Income is as reported in our Form 10-K

(5)	Adjusted Diluted EPS, is as adjusted for purposes of calculating Adjusted Diluted EPS under the “Annual Incentive Plan” and includes the following:
2024: The impairment of intangible and other assets related to our Vitamin, Mineral and Supplement business ($1.10), the cost of restricted stock issued for the Hero acquisition ($0.08), and WaterPik tariff refunds (-$0.11), and for costs related to the Graphico acquisition ($0.03)
2023: The cost of restricted stock issued for the Hero acquisition ($0.12)
2022: The cost of restricted stock issued for the Hero acquisition ($0.03) and impact of the discontinuation of business in Russia due to the Russia/Ukraine war ($0.01)
2021: The favorable adjustment to Flawless earnout ($0.30) and the operational and transactional cost of the Therabreath acquisition ($0.02)
2020: The favorable adjustment to Flawless earnout ($0.28), gain on sale of an international brand ($0.01) and the operational and transactional cost of the Zicam acquisition ($0.02)

(6)
Compensation values disproportionately declined from the prior fiscal year due to the impact of the departure of Steven Cugine and Britta Bomhard, both longer tenured NEOs, and replacement with Barry Bruno

(7)
2022: Compensation Actually Paid to PEO was modified to reflect an inadvertent inaccuracy in the December 31, 2022 valuation of outstanding stock options, which resulted in an understatement of $1,705,417

(8)
2022: Compensation Actually Paid to
Non-PEO
NEOs was modified to reflect an inadvertent inaccuracy in the December 31, 2022 valuation of outstanding stock options, which resulted in an understatement of $240,367

Required Tabular Disclosure of Most Important Measures to Determine FY2024 CAP
As described in greater detail in our Compensation Discussion and Analysis (“CD&A”) within the sections titled “2024 Key Business Highlights and Strong Pay for Performance Alignment” and “Annual Incentive Plan”, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The four items listed below represent the most important metrics we used to determine CAP for FY2024.

Most Important Performance Measures
>NetSales >RelativeGross Margin >AdjustedDiluted EPS >Cashfrom Operations

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PAY VERSUS PERFORMANCE

We believe in the importance of our stock price by delivering significant value to our stockholders and linking executive pay to our performance. Beyond the Company stock price, we believe that Adjusted Diluted EPS (which is a metric used for purposes of our Annual Incentive Plan – see additional details regarding adjustments in the section titled “Compensation Discussion and Analysis – Annual Incentive Plan”) represents the most important financial performance measure (that is not otherwise required to be disclosed in the above table) linking NEO CAP to Company performance because it is indicative of our profitability and impacts our stock price, and accordingly, Adjusted Diluted EPS is the “Company-Selected Measure” that is required to be disclosed in accordance with the PvP Rules.
Discussion Regarding Pay versus Performance Relationship
The graphs that follow provide descriptions of the relationship between compensation actually paid and TSR, net income and our company-selected metric (Adjusted Diluted EPS) for both the PEO and the average non-PEO
NEO cohort. The graphs also describe the relationship between our own TSR and a peer group TSR based upon an initial $100 investment made at the beginning of the applicable performance period (January 1, 2020). Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors.

CAP vs. Total Shareholder Return
Compensation Actually Paid ("CAP")
$000s
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
$22,778
$3,794
$125
$116
$26,421
$3,270
$149
$133
-$5,957
-$9
$126
$119
$24,016
$4,099
$141
$126
$19,816
$3,233
$158
$146
CAP to PEO
Avg CAP to Non-PEO NEOs
Company TSR
Peer Group TSR

Fiscal Years	▲ CAP to PEO	▲ Avg CAP to Non-PEO NEOs	▲ Company TSR	▲ Peer Group TSR
2024 vs. 2023	(17.5)%	(21.1)%	12.0%	16.2%
2023 vs. 2022	503.2%	973.8%	18.7%	0.4%
2022 vs. 2021	(122.5)%	(100.3)%	(20.4)%	(5.9)%
2021 vs. 2020	16.0%	(13.8)%	18.9%	15.2%

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PAY VERSUS PERFORMANCE

CAP vs. Net Income
Compensation Actually Paid ("CAP")
$000s
Net Income
$Millions
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
2024
$22,778
$26,421
-$5,957
$24,016
$19,816
$3,794
$3,270
-$9
$4,099
$3,233
$786
$828
$414
$756
$585
CAP to PEO
Avg CAP to Non-PEO NEOs
Net Income

CAP vs. CSM: Adjusted Diluted EPS
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid ("CAP")
$000s
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Adjusted Diluted EPS
$22,778
$26,421
$24,016
$19,816
$3,794
$3,270
-$9
-$5,957
$4,099
$3,233
$2.85
$3.04
$1.72
$3.17
$3.47
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Non-PEO NEOs
CSM: Adjusted Diluted EPS

92	Church & Dwight Co. | 2025 Proxy Statement

PROPOSAL 2

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the provisions of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enacted as part of the Dodd-Frank Act, we are providing our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly referred to as a say-on-pay vote. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables, and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2023 Annual Meeting of Stockholders, we provide to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers. Accordingly, the next vote to approve, on an advisory basis, the compensation of our named executive officers is at this Annual Meeting of Stockholders.

As described under “Compensation Discussion and Analysis,” our compensation objectives have focused on providing compensation that is competitive, includes meaningful performance incentives, aligns the interests of our executive officers and stockholders and provides an incentive for long-term continued employment with us.

We believe that our compensation program, which includes meaningful, performance-based components, has met these objectives and has enabled us to attract, motivate, and retain talented executives who have helped us achieve strong financial results. Please refer to the “Compensation Discussion and Analysis” for a detailed discussion of the performance goals addressed by our incentive programs and our compensation programs generally. Moreover, we believe that our compensation program is aligned with the long-term interests of our stockholders and contributed to our achievement of an average annual total stockholder return over the past three, five, and ten years of 1.8 percent, 9.5 percent, and 11.7 percent, respectively.

At the 2024 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers. Our stockholders approved compensation to our named executive officers, with approximately 88.6 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation program. After soliciting input from and engaging with various major stockholders regarding our executive compensation program, the Compensation & Human Capital Committee assessed our compensation programs and found our current mix of performance metrics to be balanced and supportive of our pay-for-performance philosophy, consistent with the solid support expressed by our stockholders. Accordingly we continued our general approach to executive compensation for 2024. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Human Capital Committee will continue to seek and consider stockholder feedback in the future. Based on stockholder feedback, the Committee approved the addition of performance stock units and restricted stock units as long-term incentive vehicles beginning in 2023.

Accordingly, our Board of Directors recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Church & Dwight Co., Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2025 Annual Meeting of Stockholders.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, the Compensation & Human Capital Committee values the opinions expressed by our stockholders, will continue to seek and consider stockholder feedback in the future, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Your Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP to serve as our independent registered public accountant for 2025. In accordance with past practice, this selection will be presented to our stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by our stockholders. Deloitte & Touche LLP has served as our independent registered accountant since 1968.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

94	Church & Dwight Co. | 2025 Proxy Statement

PROPOSAL 4

PROPOSAL 4: STOCKHOLDER PROPOSAL

SUPPORT SPECIAL SHAREHOLDER MEETING IMPROVEMENT

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of at least $2,000 in market value of shares of Common Stock, is the proponent of the following stockholder proposal. The proponent has advised us that he or a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 4 - Support Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain Church & Dwight shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non shareholders if they seek to call for a special shareholder meeting on an important matter.

The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of CHD.

The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire CHD shares to equal the challenging 25% share ownership requirement of all shares outstanding to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of CHD.

The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.

If CHD is in an emergency situation, CHD shareholders and potential CHD shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency demands an immediate response.

The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for CHD Directors to avoid such an emergency situation in the first place since the continued service of certain CHD Directors could be terminated by a special shareholder meeting. This is a good incentive for the CHD Directors to have for the benefit of all shareholders.

Please vote yes: Support Special Shareholder Meeting Improvement - Proposal 4

The Board’s Statement in Opposition to Stockholder Proposal

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The stockholder proposal seeks to make changes to the special meeting right of our stockholders. We believe that the special meeting right is already aligned with best practices and balances the interests of our broader stockholder base against potential abuse by stockholders with narrow short-term interests.

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PROPOSAL 4

Before our Annual Meeting of Stockholders held in 2020 (the “2020 Annual Meeting”), special meetings of our stockholders could only be called by the Chairman of the Board, our Chief Executive Officer, or at the request of our Board. In 2020, as part of the Board’s ongoing review of our corporate governance practices, and at the recommendation of the Board’s Governance, Nominating and Corporate Responsibility Committee (then the Governance & Nominating Committee), the Board recommended that our stockholders adopt an amendment to our Amended and Restated Certificate of Incorporation to enable stockholders to request special meetings of the Company’s stockholders. At our 2020 Annual Meeting, stockholders approved the amendment to our Certificate of Incorporation to enable stockholders who have continuously owned, for at least one year prior to the date of delivery of their special meeting request, 25% or more of our stock and who comply with the other applicable requirements and procedures set forth in our Certificate of Incorporation and our Bylaws, to request that the Company call a special meeting of stockholders (the “Special Meeting Amendment”). After the Special Meeting Amendment was approved, we amended our Certificate of Incorporation and Bylaws to put in place the special meeting right set forth in the Special Meeting Amendment.

In considering the adoption of the Special Meeting Amendment, the Board evaluated a number of factors, including our belief that special meetings of stockholders should be extraordinary events that are held only when strategic concerns or other similar critical, time-sensitive issues require that the matters to be addressed not be delayed until the Company’s next annual meeting of stockholders. Further, special meetings impose significant costs, both administrative and operational. Our Board of Directors and executive management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating the Company’s business in the best interest of its stockholders and creating long-term stockholder value.

For these reasons, the Board believes that the current special meeting right, including the one-year holding period and other procedural requirements, is consistent with best market practices while also protecting the Company and its broader stockholder base against risks that a minority of stockholders will use special meetings to advance short-term initiatives and special interests, which may not be in the long-term interests of the Company or its stockholders. The one-year holding requirement to call a special meeting protects the Company and its stockholders from the significant time, financial, and administrative burdens of excessive special meetings. If the one-year holding period requirement were to be eliminated from the special meeting ownership threshold, the Company could be subject to regular disruptions by special-interest stockholder groups with agendas that are not in the best interests of the Company or its stockholders. The Board believes that the one-year holding period requirement is part of a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with short-term special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business.

Our current governance structure and policies implement the goal of accountability to stockholders without the risks outlined above to the Company and its stockholders associated with removing the one-year holding period required for stockholders to meet ownership threshold necessary to call a special meeting. The Company has implemented a comprehensive package of corporate governance practices and policies that enable stockholders to hold the Board accountable and, where necessary, take quick action to support their interests, including: (i) the annual election of directors; (ii) majority vote standard for the election of directors in uncontested elections; (iii) independent board except for CEO (and our former CEO after our previously announced CEO transition); (iv) independent Lead Director; (v) proxy access for our stockholders; (vi) special meeting right; (vii) no supermajority voting provisions; (viii) no “poison pill”; and (ix) consistent engagement with our stockholders.

We believe that this comprehensive package of governance practices and policies, including our existing special meeting right, provides strong stockholder protections without needing to remove the one-year holding period requirement for stockholders to meet the ownership threshold necessary to call a special meeting, as requested by the proposal.

For these reasons, your Board of Directors unanimously recommends that stockholders vote AGAINST the proposal.

96	Church & Dwight Co. | 2025 Proxy Statement

PROPOSAL 4

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 4 to recommend that the Board take the requested action. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare Investor Services LLC, 250 Royall Street, Canton, MA 02021, telephone: (866) 299-4219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

98	Church & Dwight Co. | 2025 Proxy Statement

OTHER BUSINESS

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal executive offices (to the attention of the Secretary) no later than November 20, 2025 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2026 Annual Meeting of Stockholders, other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to our Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Certificate of Incorporation concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this proxy statement, no more than 120 days and no less than 90 days prior to the first anniversary of the previous year’s annual meeting, or not later than January 31, 2026 and no earlier than January 1, 2026 for proposed business or nominees to be brought at the 2026 Annual Meeting of Stockholders. A copy of our Certificate of Incorporation can be obtained upon request directed to the Office of the Secretary at the address set forth on the first page of this proxy statement.

In addition, stockholders must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2026 Annual Meeting, no later than March 2, 2026). If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2026 Annual Meeting is first made.

The Board has adopted proxy access, which allows a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to the greater of two individuals or 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder or group provides timely written notice of such nomination and the stockholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on October 21, 2025, and no later than the close of business on November 20, 2025. The notice must contain the information required by the Company’s Bylaws, and the stockholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of stockholder nominees in the Company’s proxy materials.

100	Church & Dwight Co. | 2025 Proxy Statement

ANNUAL REPORT AND FORM 10-K

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders for 2024, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 5, 2025, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2024, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Corporate Secretary

Ewing, New Jersey

March 20, 2025

Church & Dwight Co. | 2025 Proxy Statement	101

Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 10:00 a.m. Eastern Time on April 29, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHD2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 10:00 a.m. Eastern Time on April 29, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63500-P26866 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHURCH & DWIGHT CO., INC. The Board of Directors recommends that you vote FOR the following nominees: 1. Election of 12 nominees to serve as directors for a term of one year; For Against Abstain Nominees: 1a. Bradlen S. Cashaw ! 1b. Richard A. Dierker ! The Board of Directors recommends that you vote FOR the For Against Abstain following proposal: 1c. Matthew T. Farrell ! 2. An advisory vote to approve compensation of our named executive ! officers; 1d. Bradley C. Irwin ! The Board of Directors recommends that you vote FOR the For Against Abstain following proposal: 1e. Penry W. Price ! 3. Ratification of the appointment of Deloitte & Touche LLP as our ! independent registered public accounting firm for 2025; 1f. Susan G. Saideman ! The Board of Directors recommends that you vote AGAINST the For Against Abstain following proposal: 1g. Ravichandra K. Saligram ! 4. Stockh older Proposal - Support Special Shareholder Meeting ! Improvement. 1h. Robert K. Shearer ! To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof. 1i. Michael R. Smith ! IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR 1j. Janet S. Vergis ! PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. 1k. Arthur B. Winkleblack ! 1l. Laurie J. Yoler ! Please sign exactly as your name(s) appear(s) hereon. All holders, including joint owners, must sign below. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 1, 2025: The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com. V63501-P26866 CHURCH & DWIGHT CO., INC. Annual Meeting of Stockholders - May 1, 2025 This proxy is solicited by the Board of Directors The undersigned hereby appoints MATTHEW T. FARRELL, PATRICK D. DE MAYNADIER and RAVICHANDRA K. SALIGRAM, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2025 on Thursday, May 1, 2025 at 12:00 p.m., EDT, and at all adjournments or postponements thereof, subject to the directions indicated on the reverse side of this proxy card. If you are a participant in the Church & Dwight Co., Inc. Retirement Investment Fund Plans (the "401(k) Plans"), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 10:00 a.m. Eastern Time on April 29, 2025, or for which no voting instructions are specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan. Continued and to be signed on reverse side